SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

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TRUEBLUE, INC.
(Name of Registrant as Specified In Its Charter)
TRUEBLUE, INC.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Tacoma, Washington
March 31, 2010

Dear Shareholders:

It is a pleasure to invite you to your Company’s 2010 annual meeting of shareholders, to be held at TrueBlue’s corporate headquarters, 1015 A Street, Tacoma, Washington, 98402, on Wednesday, May 12, 2010, at 10:00 a.m. (Pacific Daylight Time).

Under the Securities and Exchange Commission rules that allow companies to furnish proxy materials to shareholders electronically, TrueBlue has decided to deliver our proxy materials to most shareholders over the Internet. This delivery process allows us to provide shareholders with the information they need, while at the same time conserving resources and lowering costs to the Company. On March 31, 2010, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2010 proxy statement and 2009 annual report to shareholders. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

The matters to be acted upon are described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

I look forward to seeing our shareholders at the meeting. We will report on TrueBlue’s operations and respond to questions you may have.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend, it is important that your shares be represented. Please vote over the internet, by telephone, or by requesting and mailing a proxy card as soon as possible in order to ensure that your vote is counted. If you are a shareholder of record and attend the meeting you will, of course, have the right to vote your shares in person.

Very truly yours,

/s/ Joseph P. Sambataro, Jr.

Joseph P. Sambataro, Jr.
Chairman of the Board

TRUEBLUE, INC.
1015 A Street
Tacoma, Washington 98402
__________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 12, 2010

The annual meeting of the shareholders of TrueBlue, Inc., a Washington corporation (the “Company”), will be held at TrueBlue’s corporate headquarters, 1015 A Street, Tacoma, Washington, 98402, on Wednesday, May 12, 2010, at 10:00 a.m. (Pacific Daylight Time) for the following purposes:

1.	to elect the directors named in the accompanying proxy statement to serve until the next annual meeting of shareholders, and until their respective successors are elected and qualified;

2.	to ratify the selection of Deloitte & Touche LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010;

3.	to approve the Company’s 2010 Employee Stock Purchase Plan;

4.	to approve amendments to the Company’s 2005 Long-Term Equity Incentive Plan; and

5.	to transact such other business as may properly come before the meeting.

Important notice regarding the availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 12, 2010: Our proxy statement is attached. Financial and other information concerning TrueBlue is contained in our annual report to shareholders for the 2009 fiscal year. The proxy statement and our 2009 annual report to shareholders are available on our website at www.TrueBlueInc.com. Additionally, and in accordance with Securities and Exchange Commission rules, you may access our proxy materials and vote your shares at www.proxyvote.com.

YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO VOTE OVER THE INTERNET, BY TELEPHONE, OR BY REQUESTING AND RETURNING A PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR, IF YOU ARE A SHAREHOLDER OF RECORD, VOTE YOUR SHARES IN PERSON IN THE EVENT THAT YOU SHOULD ATTEND THE MEETING.

Only shareholders of record at the close of business on March 10, 2010, will be entitled to notice of, and to vote at, the annual meeting and any adjournments thereof. Brokers cannot vote for Items 1, 3 or 4 without your instructions.

By Order of the Board of Directors

/s/ James E. Defebaugh

James E. Defebaugh
Secretary

Tacoma, Washington
March 31, 2010

TRUEBLUE, INC.
1015 A Street
Tacoma, Washington 98402
____________________________

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 12, 2010
____________________________

     The Board of Directors of TrueBlue, Inc., a Washington corporation, is soliciting your proxy to vote your shares at the 2010 Annual Meeting of Shareholders of the Company to be held at 10:00 a.m. (Pacific Daylight Time) on Wednesday, May 12, 2010, at the corporate headquarters of TrueBlue, Inc., 1015 A Street, Tacoma, Washington, and at any adjournment thereof. This proxy statement contains the required information under the rules of the Securities and Exchange Commission and is designed to assist you in voting your shares.

Revocation of Proxies. If you execute a proxy, you will retain the right to revoke it at any time before it is voted. You may revoke or change your proxy before it is voted by: (i) sending a written revocation to the Corporate Secretary of the Company at P.O. Box 2910, Tacoma, Washington 98401; (ii) submitting a proxy with a later date; (iii) delivering a written request in person to return the executed proxy; or, (iv) if you are a shareholder of record, attending and voting at the annual meeting. Your right to revoke your proxy is not limited by or subject to compliance with a specified formal procedure, but you should give written notice to the Secretary of the Company at or before the annual meeting so that the number of shares represented by proxy can be recomputed.

Voting of Proxies. If you properly request, execute, and return a proxy card, vote over the internet, or by telephone, the individuals named on the proxy card (your proxies) will vote your shares in the manner you indicate. We urge you to specify your choices by marking the appropriate boxes on a proxy card, or following the instructions carefully for voting over the internet or by telephone. If you sign and return the proxy card without indicating your instructions, your shares will be voted FOR PROPOSAL 1 (the election of directors nominated by the Board of Directors), FOR PROPOSAL 2 (ratification of selection of independent registered public accounting firm), FOR PROPOSAL 3 (adoption of the 2010 Employee Stock Purchase Plan), FOR PROPOSAL 4 (approval of amendments to the 2005 Long-Term Equity Incentive Plan) and, with respect to any other business that may come before the meeting, as recommended by the Board of Directors. In the vote on proposals, you may vote “For” or “Against” or “Abstain” from voting (for the election of Directors, you may do this for any Director nominee that you specify).

Quorum. A quorum is necessary to hold a valid meeting. If shareholders entitled to cast at least a majority of all the votes entitled to be cast at the annual meeting are present in person or by proxy, a quorum will exist. Proxies received but marked as abstentions and Broker Non-Votes (discussed below) will be treated as shares that are present and entitled to vote for purposes of determining a quorum.

Broker Non-Votes. If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “Broker Non-Vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange (“NYSE”). There is an important change this year regarding Broker Non-Votes and Director elections. See below for information about the change.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of Deloitte & Touche LLP, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of Directors or on the two benefit plan proposals without instructions from you, in which case a Broker Non-Vote will occur and your shares will not be voted on these matters.

Important Change: An NYSE rule change that is effective for the 2010 Annual Meeting no longer permits brokers to vote in the election of Directors if the holder of record has not received instructions from the beneficial owner. This represents a change from prior years, when brokers had discretionary voting authority in the election of Directors. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

Voting Requirements to Approve Each Proposal. As described in more detail under “Proposal 1, Election of Directors,” the Company has adopted majority voting procedures for the election of Directors in uncontested elections. As this is an uncontested election, each of the nominees for election as Directors will be elected by the vote of the majority of the votes cast. A majority of votes cast means that the number of shares cast “For” a director’s election exceeds the number of votes cast “Against” that director. There is no cumulative voting for the Company’s directors. The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm will be approved under Washington law if the number of votes cast “For” the matter exceeds the number of votes cast “Against” the matter. The proposal to adopt the Company’s 2010 Employee Stock Purchase Plan will be approved under Washington law if the number of votes cast “For” the matter exceeds the number of votes cast “Against” the matter. The proposal to approve amendments to the Company’s 2005 Long-Term Equity Incentive Plan will be approved under Washington law if the number of votes cast “For” the matter exceeds the number of votes cast “Against” the matter. However, NYSE rules require that certain equity compensation plans and material amendments to such plans, such as the proposed amendments to the 2005 Long-Term Equity Incentive Plan, must be approved by a majority of the votes cast on the proposal, provided that the total votes cast on the proposal constitute a majority of the shares entitled to vote on the proposal.

Effect of Abstentions and Broker Non-Votes. Abstentions and Broker Non-Votes will have no practical effect in the election of directors, in the ratification of appointment of Deloitte & Touche LLP, or the adoption of the 2010 Employee Stock Purchase Plan because abstentions and Broker Non-Votes do not represent votes cast “For” or “Against” the respective proposal. For purposes of the vote on the approval of amendments to the 2005 Long-Term Equity Incentive Plan, (i) abstentions will have the same effect as votes “Against” the proposal because the NYSE takes the position that abstentions are votes cast, and (ii) Broker Non-Votes will have the same effect as votes “Against” the proposal unless holders of more than 50% in interest of all shares entitled to vote on the proposal cast votes, in which event Broker Non-Votes will not have any effect on the result of the vote.

Record Date. Shareholders of record at the close of business on March 10, 2010, are entitled to vote at the annual meeting. On March 10, 2010, the Company had 43,824,473 shares of common stock outstanding. Each share of common stock entitles the holder thereof to one vote.

If on the close of business on the record date, your shares were registered directly in your name with our transfer agent, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy as referenced above in the section titled “Voting of Proxies.”

If on the close of business on the record date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and these proxy materials are being made available or being forwarded to you by your broker, bank or other agent.

The broker, bank or other agent holding your account is considered to be the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid legal proxy issued in your name from your broker, bank or other agent.

Discretionary Authority. If any nominee for director is unable to serve or for good cause will not serve, or if any matters not specified in this proxy statement come before the meeting, eligible shares will be voted as recommended by the Board of Directors specified by the named proxies pursuant to discretionary authority granted in the proxy. At the time this proxy statement was printed, we were not aware of any other matters to be voted on.

Solicitation of Proxies. Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services.

Mailing and Forwarding of Proxy Materials. On or about March 31, 2010, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) directing shareholders to a web site where they can access our 2010 proxy statement and fiscal 2009 annual report and view instructions on how to vote via the Internet or by telephone. If you received the Notice only and would like to receive a paper copy of the proxy materials, please follow the instructions printed on the Notice to request that a paper copy be mailed to you. We will arrange with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to certain beneficial owners of the common stock and will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses that they incur as a result of forwarding the proxy materials.

Executive Offices. The principal executive office of the Company is located at 1015 A Street, Tacoma, Washington 98402. The mailing address of the principal executive office is P.O. Box 2910, Tacoma, Washington 98401. The telephone number for the Company is (253) 383-9101.

PROPOSAL 1. ELECTION OF DIRECTORS

Majority Voting

The Company’s directors are elected each year at the annual meeting of shareholders to serve until their successors are elected and qualified, or until they resign or are removed or are otherwise disqualified to serve. The Company’s Board of Directors currently consists of eight directors.

A nominee for director in an uncontested election, such as this one, will be elected if the votes cast in favor of a nominee’s election exceed the votes cast opposing the nominee’s election. Abstentions and Broker Non-Votes are not considered “votes cast.” Likewise, a share otherwise present at the meeting as to which a shareholder gives no authority or direction to vote is also not considered a “vote cast.” In a “contested election” (as defined in Article II, Section 2.3 of the Company’s bylaws), the nominees for election as directors who receive the greatest number of votes cast will be elected directors.

A nominee for director in an uncontested election who does not receive a majority vote but who was a director at the time of the election shall not be elected, but shall continue to serve as a holdover director until the earliest of: (a) 90 days after the date on which an inspector determines the voting results as to that director pursuant to Section 23B.07.290 of the Washington Business Corporation Act; (b) the date on which the Board of Directors appoints an individual to fill the office held by such director, which appointment shall constitute the filling of a vacancy by the Board of Directors; or (c) the date of the director’s resignation. Any vacancy resulting from the non-election of a director under these circumstances may be filled by the Board of Directors as provided in Article II, Section 2.11 of the Bylaws. The Governance and Nominating Committee will consider promptly whether to fill the position of a nominee failing to receive a majority vote and make a recommendation to the Board of Directors about filling the position. The Board of Directors will act on the Governance and Nominating Committee’s recommendation and within ninety (90) days after the certification of the shareholder vote will disclose publicly its decision. Except as provided in the next sentence, a director who failed to receive a majority vote for election will not participate in the Governance and Nominating Committee recommendation or Board of Directors decision about filling his or her office. If no director receives a majority vote in an uncontested election, then the incumbent directors (x) will nominate a slate of directors and hold a special meeting for the purpose of electing those nominees as soon as practicable, and (y) may in the interim fill one or more director positions with the same director(s) who will continue in office until their successors are elected.

The Nominees

The Board of Directors has nominated the following persons for election as directors, all of whom are currently directors. The Board of Directors recommends a vote “FOR” each of the nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named. The biographies of each of the nominees and continuing directors below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, and information regarding involvement in certain legal or administrative proceedings, if applicable. Each biographic summary is followed by a brief summary of certain experiences, qualifications, attributes or skills that led the Corporate Governance and Nominating Committee (the “Governance Committee”) and the Board to determine that each nominee should serve as a director for the Company beginning at the 2010 Annual Meeting. The summaries do not include all of the experiences, qualifications, attributes or skills of the nominees. General information regarding the nomination process is included in the Corporate Governance Section under the “Nominations for Directors” heading.

Steven C. Cooper, 47, has served as a Director and the Company’s Chief Executive Officer since 2006, and has served as President since 2005. From 2001 to 2005, Mr. Cooper served as the Company’s Executive Vice President and Chief Financial Officer and from August 2000 to February 2001 as the Vice President of Finance; and from April 1999 to August 2000 as the Company’s Corporate Controller. Prior to joining the Company in 1999, Mr. Cooper held various senior management positions with Deloitte, providing professional services, and Albertsons, Inc., a NYSE-listed retail company.

Mr. Cooper has extensive experience in accounting, finance, operations and strategic planning for the Company as well as in his prior career. Mr. Cooper is the only management member of the Board, thus his participation on the Board fulfills a critical communication and leadership role.

Thomas E. McChesney, 63, has served as a Director of the Company since 1995. From 2004 to 2009, Mr. McChesney was President of SR Footwear, LLC. From 1998 to 2005, he was Director of Investment Banking with Blackwell Donaldson and Company. Mr. McChesney was previously a director of Nations Express, Inc. and is currently a Director of ConnectSoft, Inc.

Mr. McChesney contributes his long experience as a Director of the Company, including 13 years as the Chair of our Compensation Committee, together with extensive financial and entrepreneurial experience as an executive and board member in the financial services industry as well as a wide variety of other enterprises.

Gates McKibbin, 63, has served as a Director of the Company since 2001. Since 1996, Ms. McKibbin has been self-employed as a consultant developing comprehensive strategy and leadership programs for large, nationally respected organizations. Prior to 1996, Ms. McKibbin held numerous executive and consulting positions.

Ms. McKibbin has a Ph.D. in Organizational Theory and Research, spends significant time visiting and consulting with management and staff at all levels throughout the Company and provides the Board with her unique and insightful observations especially those involving human relations, strategic and organizational change and leadership development.

Joseph P. Sambataro, Jr., 59, has served as a Director since 2000 and as Chairman of the Board since October 2008. Mr. Sambataro served as the Company’s Chief Executive Officer from 2001 until 2006, and served as the Company’s President from 2001 until 2005. Mr. Sambataro joined the Company in 1997 and served as Chief Financial Officer, Treasurer and Assistant Secretary until 2001 and as Executive Vice President until March 2001. Prior to joining the Company, he worked with BDO Seidman, LLP, KPMG Peat Marwick and in senior management of biotechnology firms in Seattle.

Mr. Sambataro’s long and successful tenure as CEO and CFO for the Company during its formative years combined with his effective leadership and coaching skills, financial and accounting expertise and unique ability to develop consensus are among the contributions he makes to the Board and the primary reasons why he serves as our Chairman.

Bonnie W. Soodik, 59, has served as a Director since her appointment in March 2010. Ms. Soodik’s career spanned 30 years with The Boeing Company, where she most recently served as a Senior Vice President, Office of Internal Governance and a member of the Boeing Executive Council. Ms. Soodik also served in various Vice President roles within Boeing and McDonnell Douglas Corporation where she began her career in 1977.

Ms. Soodik has experience from a broad number of functions at Boeing, from operations to human resources and has overseen governance, compliance and regulatory affairs. Her experience with such a large organization provides a valuable resource to the Company.

William W. Steele, 73, has served as a Director of the Company since August 2001, Chair of the Governance Committee since June 2003 and the Lead Independent Director since October 2008. Mr. Steele is currently a Director, Audit Committee member, and Chairman of the Executive Committee of ABM Industries, a large facilities services contractor traded on the New York Stock Exchange. In the course of his 43-year career with ABM Industries, Mr. Steele was appointed its President in 1991 and its Chief Executive Officer in 1994, and served in those capacities until his retirement in October of 2000.

Mr. Steele’s long term operating, executive, strategic and continuing board experience with ABM, a multi-unit service company that shares many attributes with our Company, is invaluable to the Board in its decision making and leadership processes. As Chair of our Governance Committee and Lead Independent Director, Mr. Steele is a student and champion of good governance and best practices.

Robert J. Sullivan, 79, has served as a Director of the Company since 1994, and as Chairman of the Board from 2000 to 2008. Mr. Sullivan’s career included 12 years at American Express Company and related companies, where he served as a Financial Officer and Division General Manager. He served three years as Chief Financial Officer of Cablevision, Inc., and was General Manager of the Long Island cable television system. He also spent 10 years as a financial consultant to small businesses, including TrueBlue from 1993 to 1994.

Mr. Sullivan has the longest term experience with the Company and extensive accounting, finance and management experience. Mr. Sullivan began his career as a Certified Public Accountant with a Big Four firm, is an audit committee financial expert and has served as a member of the Audit Committee since its inception.

Craig E. Tall, 64, has served as a Director of the Company since 2006. Mr. Tall was employed by Washington Mutual from 1985 to 2008, and was a member of Washington Mutual’s Executive Committee from 1985 through 2004. Mr. Tall served as the Vice Chair of Corporate Development for Washington Mutual from 1999 to 2008. Mr. Tall’s management responsibilities included a variety of assignments, such as mergers and acquisitions, commercial banking, consumer finance, managing Washington Mutual’s life insurance company, strategic planning, real estate, special credits and venture capital fund. Before joining Washington Mutual, Mr. Tall was president of Compensation Programs, Inc., a national employee benefits consulting firm.

Mr. Tall’s extensive and high level experience in the financial services industry as well as his executive and board involvement with numerous other businesses and organizations enables Mr. Tall to make very significant contributions to the Board’s decision making processes especially in strategic planning and financial matters. The depth and breadth of Mr. Tall’s experience and skills are also evident by the fact that he qualifies as an audit committee financial expert, serves as Chair of our Audit Committee and as a member of our Compensation Committee.

The Governance Committee and the Board of Directors Recommends A Vote FOR the Election of Each
Nominee Named Above.

PROPOSAL 2. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2010. Representatives of Deloitte & Touche LLP will be present at the annual meeting to make a statement, if they desire to do so, and respond to appropriate questions by shareholders. The ratification of the Board’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, will be approved if the number of votes cast in favor of the ratification exceeds the numbers of votes cast against ratification. Proxies will be voted “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2010 unless other instructions are indicated on your proxy. In the event shareholders do not ratify the appointment, the Audit Committee will reconsider the appointment. The Audit Committee reserves the right to change its independent registered public accounting firm without seeking shareholder approval if it determines that such change is in the best interests of the Company.

The Board of Directors Recommends A Vote FOR the Ratification of Deloitte & Touche LLP as the
Company’s Independent Registered Public Accounting Firm.

Fees Paid to Independent Registered Public Accountant for Fiscal Years 2009 and 2008

     Deloitte & Touche LLP was the independent registered public accounting firm which audited the Company’s consolidated financial statements for the fiscal year ending December 25, 2009. Services provided to the Company and its subsidiaries by Deloitte & Touche LLP (“Deloitte”) in fiscal 2009, and by PricewaterhouseCoopers LLP (“PwC”) in fiscal 2008 are described in the following table:

	2009	2008
Audit fees: (1)	$748,520	$1,309,290
Audit-related fees: (2)	$0	$189,911
Tax fees: (3)	$39,247	$62,446
All other fees: (4)	$15,953	$3,900
____________________

(1)
Audit fees for the 2009 and 2008 fiscal years were for services rendered for the audits of the consolidated financial statements included in the Company’s Annual Reports on Form 10-K, quarterly reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, reviews of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act and other Securities and Exchange Commission filings including consents, comfort letters, and other assistance required to complete the year-end audit of the consolidated financial statements.

(2)	All audit-related fees for the 2009 and 2008 fiscal years were for due diligence related to mergers and acquisitions activity.

(3)	Tax fees include consultation on tax compliance, tax advice, and tax planning.

(4)	All other fees for the 2009 and 2008 fiscal years include subscriptions to accounting research services and other projects.

     The services described above were approved by the Audit Committee pursuant to the policy described below; the Audit Committee did not rely on any of the exceptions to pre-approval under Rule 2-01(c)(7)(i)(C) under Regulation S-X.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

     The Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm prior to the engagement of the independent accountants with respect to such services. The Company’s independent accountants may be engaged to provide non-audit services only after the Audit Committee has first considered the proposed engagement and has determined in each instance that the proposed services are not prohibited by applicable regulations, and that the accountants’ independence will not be materially impaired as a result of having provided such services. In making this determination, the Audit Committee shall take into consideration whether a reasonable investor, knowing all relevant facts and circumstances would conclude that the accountants’ exercise of objective and impartial judgment on all issues encompassed within the accountants’ engagement would be materially impaired. The Audit Committee may delegate its approval authority to pre-approve services provided by the independent accountants to one or more of the members of the Audit Committee, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

Termination of PricewaterhouseCoopers LLP; Engagement of Deloitte & Touche LLP

     On February 25, 2009, the Company dismissed PwC as its independent registered public accounting firm and appointed Deloitte to be engaged as the Company’s new independent registered public accounting firm. The decision to change independent registered public accounting firms was made by the Audit Committee of the Company’s Board of Directors.

     The Company disclosed these events in a Current Report on Form 8-K filed with the SEC on March 2, 2009 (the “Form 8-K”), which included the following information:

     The reports of PwC on the Company’s financial statements as of and for the years ended December 28, 2007 and December 26, 2008 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal years ended December 28, 2007 and December 26, 2008 and through February 25, 2009, there were (1) no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the financial statements for such years, and (2) no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)). PwC provided to the Company a letter addressed to the SEC stating that it agreed with the statements of the Company made in the Form 8-K in response to Item 304(a).

     During the fiscal years ended December 28, 2007 and December 26, 2008 and through February 25, 2009, the Company did not consult with Deloitte regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (2) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

PROPOSAL 3. APPROVAL OF THE 2010 EMPLOYEE STOCK PURCHASE PLAN

     At the Meeting, the shareholders will be requested to approve the Company’s 2010 Employee Stock Purchase Plan, a copy of which is attached as Exhibit A (the “Purchase Plan”). The Board of Directors recommends that shareholders vote for approval of the Purchase Plan so that the Company can provide employees the opportunity to purchase the Company’s stock through payroll deductions at an attractive price. The Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

The Board of Directors recommends a vote “FOR” approval of the 2010 Employee Stock Purchase Plan.

     Description Of The Purchase Plan. The purpose of the Purchase Plan is to provide eligible employees of the Company who wish to become shareholders in the Company a convenient method of doing so. The Board of Directors believes that employee participation in the ownership of the business will be to the mutual benefit of both the employees and the shareholders.

     Number Of Shares Reserved For The Purchase Plan. The number of shares that may be issued under the Purchase Plan shall not exceed 1,000,000 shares of the Company’s common stock, subject to adjustment in the event of stock dividends, stock splits, combination of shares, recapitalizations, or other changes in the outstanding common stock. No shares will be issued under the 1996 Employee Stock Purchase Plan following the effective date of the Purchase Plan.

     Eligible Employees. Full-time employees of the Company or certain of its subsidiaries are eligible if they meet certain conditions. To be eligible, the employee must have completed six months of employment and the employee’s customary employment must be greater than 20 hours per week and more than five months in any calendar year. Any employee who owns (or would own through participation in the Purchase Plan) shares representing 5% or more of the total combined voting power or value of all classes of shares of the Company or its subsidiary corporations is not permitted to participate in the Purchase Plan. As of the date of this proxy statement approximately 2,200 employees were eligible to be selected to receive awards under the Purchase Plan.

     Offering Periods. Each offering period is a three-month period. The first offering shall commence on July 1, 2010. Thereafter, offerings shall commence on the first day of each subsequent three-month offering period and continue until the Purchase Plan is terminated according to its terms. In addition to the regular three-month offering periods under the Purchase Plan, the Company may create subplans within the Purchase Plan with differing offering periods.

     Price Per Share. The purchase price per share shall be the lesser of: (1) 85% of the fair market value of the stock on the offering date; or (2) 85% of the fair market value of the stock on the last business day of the offering. Fair market value shall mean the closing bid price as reported on the New York Stock Exchange. As of March 19, 2010, the closing price of a share of the Company’s common stock on the New York Stock Exchange was $15.90.

     Payroll Deductions And Purchase Of Shares. Each eligible employee will be allowed to deduct 2% to 10% of his or her base pay for purchase of shares under the Purchase Plan. Base pay means regular straight time earnings, plus bonuses, overtime payments, payments for incentive compensation, and commissions. Amounts deducted from each participating employee will be credited to an account held by the Company and accumulated for the purpose of purchasing stock under the Purchase Plan. On each date of exercise, the entire amount in each participating employee’s account is used to purchase shares of common stock. The funds allocated to an employee’s account shall remain the property of the respective employee at all times but may be commingled with the general funds of the Company. No participant may: (i) purchase stock the fair market value of which exceeds $25,000 during any calendar year, or (ii) purchase more than 2,500 shares in any Offering Period.

     Withdrawing From Participation. Upon termination of employment for any reason whatsoever, including but not limited to death or retirement, the balance in the account of a participating employee shall be paid to the employee or his or her estate. An employee may withdraw from an offering at any time before the first day of the last month of the offering period. Upon withdrawal, the amount in the employee’s account will be refunded. An employee may suspend participation in an offering by reducing his or her payroll deduction percentage election to 0% for the remainder of the offering. In such a case, the amount accumulated in the employee’s account prior to the suspension is not refunded, but is used to purchase shares as described in the preceding paragraph. An employee who has withdrawn from or suspended participation in an offering may not again participate in the Purchase Plan until the next offering commences.

     Amendment Or Discontinuance Of The Purchase Plan. The Board shall have the right to amend, modify, or terminate the Purchase Plan at any time without notice. Amendments of the Purchase Plan will not, except for adjustments related to changes in the Company’s capitalization, increase the total number of shares to be offered unless shareholder approval is obtained.

     Administration. The Purchase Plan will be administered by the Board which has the power to make, administer, and interpret such rules and regulations as it deems necessary to administer the Purchase Plan.

     Termination Of The Purchase Plan. The Purchase Plan will terminate at the earliest of the following: (1) dissolution of the Company or the effective date of a merger or consolidation wherein the Company is not to be the surviving corporation (other than a merger to a related entity), provided that prior to such event the Company may permit a participating employee to purchase shares with monies in his or her account; (2) the date the Board terminates the Purchase Plan; and (3) the date when all shares reserved under the Purchase Plan have been purchased.

     Benefits Under The Purchase Plan. Benefits to be received by participants under the Purchase Plan, including our executive officers, are not currently determinable because participation in the Purchase Plan is voluntary and the benefits are subject to the market price of the Company’s common stock at future dates.

     Federal Income Tax Consequences Relating to the Purchase Plan. The Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. The following discussion summarizes the principal anticipated federal and state income tax consequences of purchases of stock under the Purchase Plan to participants and to the Company. This summary is not intended as tax advice and participants in the Purchase Plan should consult with their personal tax advisors with respect to the individual tax consequences of their participation in the Purchase Plan.

     The payroll deductions withheld from a participant’s pay under the Purchase Plan will be taxable income to the participant and must be included in the participant’s gross income for federal income tax purposes in the year which such amounts otherwise would have been received.

     If a Purchase Plan participant is an employee of the Company at all times during the period beginning with the date of grant and ending on the day three months before an option awarded under the Purchase Plan is exercised (a “qualified employee”), no federal income tax liability to the employee will result on the grant or exercise of such option. Instead, the employee will be liable for federal income tax on a sale or disposition of the stock acquired on exercise of such option.

     If a qualified employee holds stock acquired as the result of exercise of an option awarded under the Purchase Plan for at least (i) two years after the option was granted, and (ii) one year after the stock was acquired (the “required holding periods”), gain recognized on a disposition of such stock will be taxed to him as follows: an amount of such gain equal to the lesser of (1) the excess of the fair market value of the stock at the time the option was granted over the purchase price and (2) the amount by which the fair market value of the stock at the time of disposition exceeds the purchase price, will be treated as ordinary compensation income. Any additional gain on such disposition will be taxed as long-term capital gain. If the sale price is less than the purchase price, then no ordinary income will be realized on such disposition and the employee will realize a long-term capital loss.

     If an employee sells such stock before the expiration of the required holding periods, he will recognize ordinary compensation income equal to the difference between the purchase price and the fair market value of the stock at the date the option was exercised. If the stock is sold for a price greater than the fair market value of the stock at the date the option was exercised, any gain in excess of that described in the previous sentence will be capital gain (long-term capital gain if the disposition occurs more than one year after exercise). Conversely, if the sale price is less than the fair market value of the stock at the date of exercise, the employee will be allowed a capital loss equal to any such difference (but will still be required to recognize compensation income equal to the difference between the purchase price and fair market value on the date of exercise).

     Should an employee die while owning stock acquired under the Purchase Plan, ordinary income must be reported on his or her final federal income tax return in an amount equal to the lesser of (1) the amount by which the fair market value of the stock at the time the option was granted exceeded the purchase price, or (2) the amount by which the fair market value of the stock at the time of the employee’s death exceeds the purchase price.

     Even though an employee who has held stock acquired under the Purchase Plan for the required holding periods must treat part of his or her gain on the disposition of his stock as ordinary income, the Company may not claim a deduction for such amount. However, where an employee disposes of stock before the end of the required holding periods, an amount equal to the income which the employee must report as ordinary income will be allowed as a deduction to the Company in the year of the early disposition.

     The foregoing describes the treatment of Purchase Plan participants who are qualified employees. A Purchase Plan participant who is not a qualified employee will not be taxable on the grant of an option under the Purchase Plan but will be taxable on the exercise of such an option on an amount equal to the excess of the fair market value of the stock acquired at the time the option was exercised over the purchase price. Such amount will be treated as ordinary compensation income and will be added to the participant’s tax basis in the shares. Any gain recognized on the disposition of such stock will be treated as capital gain (long-term capital gain if the disposition occurs more than one year after exercise). The Company will be allowed a deduction at the time of exercise equal to the compensation income recognized by the employee.

PROPOSAL 4. APPROVAL OF AMENDMENTS TO THE TRUEBLUE, INC. 2005 LONG-TERM EQUITY INCENTIVE PLAN

Introduction and Summary of Proposed Amendments

     The Company currently maintains the TrueBlue, Inc. 2005 Long-Term Equity Incentive Plan (the “2005 Plan”), which our shareholders approved on May 18, 2005. Under the 2005 Plan, the Company has reserved a number of shares of the Company’s common stock (“Common Stock”) for issuance to employees, officers, directors and consultants in the form of stock options, shares of Common Stock, shares of restricted Common Stock, restricted stock units and stock appreciation rights (“SARs”).

     The purposes of the 2005 Plan are to (i) attract and retain talented employees, officers, directors, and consultants and (ii) promote the growth and success of our business by aligning the long-term interests of employees, officers, directors, and consultants with those of our shareholders by providing an opportunity to acquire an interest in our business, and by providing rewards for exceptional performance and long-term incentives for future contributions to our success.

     In order to provide a sufficient pool of equity for the Company to attract and retain talent over the next several years, the Company intends to adopt, subject to shareholder approval, amendments to the 2005 Plan that would increase the number of authorized shares of Common Stock to the pool of shares available for awards and make certain other amendments. The Company refers to the 2005 Plan as modified by these amendments as the “Amended and Restated 2005 Plan”. The Amended and Restated 2005 Plan is substantially identical in design to the current 2005 Plan, other than amendments to:
  increase the number of authorized shares of Common Stock by 2,000,000;
  change the manner of counting the available shares for use (described in more detail below); and
  revise the plan to reduce the Company’s ability to grant, amend or administer awards in a manner that will subject such awards to the burdensome requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) (discussed in more detail below under the heading “Federal Income Tax Consequences”).
     Currently, for purposes of counting shares available for grant, the 2005 Plan distinguishes between “full-value” awards (e.g., restricted stock, restricted stock units and SARs) and stock options. Each share subject to a “full-value” award is counted as if 1.5 shares were granted from the available shares under the 2005 Plan, and each share granted pursuant to an option is counted as a grant of one share. The theory supporting the 1.5 multiple for full-value shares is that such a share is worth more than a share that may be acquired upon the exercise of a stock option, and that more shares are therefore required to deliver the same value through a stock option as can be delivered with a “full-value” award. Because the Company expects future grants to be comprised mostly of “full-value” awards, retaining this counting method would require that the Company ask for more shares to be authorized for grant than the Company will actually award, thereby unnecessarily inflating the potential dilution represented by the Amended and Restated 2005 Plan. The Amended and Restated 2005 Plan also includes an amendment to prohibit the re-granting of shares that are used to pay option exercise prices or withheld to pay taxes on awards.

The Company’s Board of Directors recommends a vote “FOR” approval of the Amended and
Restated 2005 Long-Term Equity Compensation Plan.

Plan Features and Grant Practices That Protect Shareholder Interests

     The Amended and Restated 2005 Plan and the Company’s grant practices include a number of features intended to protect the interest of the Company’s shareholders:
  The plan is administered by the Compensation Committee, a committee composed entirely of independent directors.
  The plan includes a fixed number of shares available for grant that will not automatically increase because of an “evergreen” feature.
  The potential dilution (current number of shares available for grant plus shares granted and outstanding divided by the total number of common shares outstanding), after giving effect to the proposed 2,000,000 share increase, is approximately 12.3%.
  The Compensation Committee continues to control the dilutive effect of equity issued under the plan by controlling the number of shares issued on an annual basis (run-rate). In recent years, the 3 year average annual share usage of actual shares has been less than 1.8% of the Company’s issued and outstanding shares.
  The Compensation Committee has recently implemented the use of performance share units for awards to executives, which awards will only vest if certain Company performance measures are achieved (see Compensation Discussion & Analysis below for further information).
  The Company has adopted stock ownership guidelines for directors and executive officers that require them to retain a certain amount of shares of Common Stock (see Compensation Discussion & Analysis below for further information).
  The Amended and Restated 2005 Plan will contain an amendment that prohibits the Company from re-using shares that are tendered or surrendered to pay the exercise cost or tax obligation of grants (such a practice is an example of a “liberal share counting” provision that is disfavored by many institutional investors). The only shares that are re-used in the Amended and Restated 2005 Plan are for awards that have been canceled, forfeited, expired, or for awards settled in cash.
  The exercise price of options awarded must be at least 100% of the fair market value on the date of the award.
  Awards may not be re-priced without shareholder approval.
  All of the Company’s current equity compensation grants are made under a shareholder approved plan.
     The current 2005 Plan was last approved by shareholders in 2005 with an approval rating of over 76%. Additional information on the 2005 Plan and grant practices can be found elsewhere in this proxy statement under the headings “Compensation Discussion & Analysis,” “Executive Compensation,” “Equity Compensation Plan Information” and in Note 14 to the financial statements contained in our 2009 annual report on Form 10-K.

     Plan Benefits Table. Because awards made under the Amended and Restated 2005 Plan are discretionary, awards are generally not determinable at this time. Under the heading “Equity Compensation Plan Information” below in this proxy statement, we have provided information about shares of Common Stock that may be issued under our equity compensation plans as of December 25, 2009.

Summary of the Amended and Restated 2005 Plan

     The following is a summary of the material terms of the Amended and Restated 2005 Plan, with key differences from the current 2005 Plan identified where applicable. The following is a summary only and is qualified in its entirety by reference to the Amended and Restated 2005 Plan. A copy of the Amended and Restated 2005 Plan, reflecting the amendments that will be made if this Proposal 4 is approved, is attached to this proxy statement as Exhibit B.

     Administration. As under the current 2005 Plan, the Compensation Committee (the “Committee”) will administer the Amended and Restated 2005 Plan. The Committee will have authority to determine when and to whom awards will be granted, including the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the Amended and Restated 2005 Plan. In addition the Committee has the authority to interpret the Amended and Restated 2005 Plan and the awards granted under the plan, and establish rules and regulations for the administration of the plan. The Committee may delegate the administration of the plan to the one or more subcommittees consisting of members of the Committee or other independent directors.

     Eligible Participants. Any employee, officer, consultant or director providing services to the Company or to any affiliate of the Company is eligible to be selected to receive awards under the Amended and Restated 2005 Plan. As of the date of this proxy statement approximately 2,300 employees, officers and directors were eligible as a class to be selected to receive awards under the current 2005 Plan.

     Shares Available for Awards. The aggregate number of shares of the Common Stock that may be issued as awards under the current 2005 Plan is 5,500,000 shares, which includes shares of Common Stock that were available for issuance under the Company’s formerly used stock incentive plans. As of March 31, 2010, approximately 1,400,000 shares remained available for issuance under the 2005 plan. Under the Amended and Restated 2005 Plan, there would be added an additional 2,000,000 shares of Common Stock, such that the total available number of shares available for issuance after the Amended and Restated 2005 Plan is approved will be approximately 3,400,000. The maximum aggregate number of shares of Common Stock that may be issued over the life of the 2005 Plan and the Amended and Restated 2005 Plan is 7,500,000, subject to adjustment as set forth below. The aggregate number of shares of Common Stock which may be granted to any one participant in any one year under the Amended and Restated 2005 Plan is 1 million. The maximum aggregate number of shares of Common Stock which may be granted as incentive stock options is 4 million. The Committee may adjust the aggregate number of shares reserved for issuance under the Amended and Restated 2005 Plan in the case of a stock dividend or other distribution, including a stock split, merger, extraordinary dividend, or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the Amended and Restated 2005 Plan.

     If any shares of Common Stock related to an award granted under one of the Company’s formerly used stock incentive plans or the Amended and Restated 2005 Plan are forfeited or become unexercisable, or if any award terminates without the delivery of any shares, the shares of Common Stock previously set aside for such awards will be available for future awards under the Amended and Restated 2005 Plan. A provision of the current 2005 Plan is included in the Amended and Restated 2005 Plan to prohibit the re-granting of shares of Common Stock that are used to pay option exercise prices or withheld to pay taxes on awards. Currently, the aggregate number of shares of Common Stock that may be issued under the 2005 Plan are reduced by (i) 1.5 shares for each share delivered in settlement of any award of restricted stock, restricted stock unit or SARs (i.e., so called “full-value” awards) and (ii) one share for each share delivered in settlement of an option. Under the Amended and Restated 2005 Plan, there will be no such differentiation of treatment and each share under any type of award will be counted as a grant of one share.

     Stock Options. The holder of an option will be entitled to purchase a number of shares of Common Stock at a specified exercise price (which may not be less than the fair market value of the underlying shares on the date of grant) during a specified time period, all as determined by the Committee. The option exercise price may be payable either in cash or, at the discretion of the Committee, in shares of our Common Stock.

     Restricted Stock and Restricted Stock Units. The holder of restricted stock will own shares of Common Stock subject to forfeiture to the Company if the holder does not satisfy certain requirements (including, for example, continued employment with the Company) for a specified period of time. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Committee, to receive shares of Common Stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Committee, provided that the holder has satisfied certain requirements (including, for example, continued employment with the Company until such future date).

     Internal Revenue Code Section 162(m). Section 162(m) of the Code generally places a $1 million annual limit on a company’s tax deduction for compensation paid to the principal executive officer or any of the three most highly compensated officers other than the principal executive officer or principal financial officer, referred to as the “covered individuals.” This limitation does not apply, however, to “qualified performance-based compensation.” Because stock options or SARs granted under the Amended and Restated 2005 Plan must have an exercise price equal at least to fair market value at the date of grant, are granted to covered individuals by the Committee consisting of at least two outside directors, and the Amended and Restated 2005 Plan limits the number of shares that may be the subject of awards granted to any key associate during any calendar year, compensation from the exercise of stock options or SARs should be treated as “qualified performance-based compensation” for purposes of Section 162(m).

     In addition, the Amended and Restated 2005 Plan authorizes the Committee to make awards of restricted stock shares or restricted stock units that are conditioned on the satisfaction of performance criteria. For those awards intended to meet the requirements of the “qualified performance-based compensation” exception to Section 162(m), the Committee must establish the applicable performance conditions prior to or within a specified period after the start of the applicable performance period. The Committee may select from the following performance criteria for this purpose:

cash flow; earnings per share; earnings before interest, taxes, and amortization; return on equity; total shareholder return; share price performance; return on capital;	return on assets or net assets; revenue; revenue growth; earnings growth; operating income; operating profit; profit margin;	return on operating revenue; return on invested capital; market price; brand recognition; customer satisfaction; operating efficiency; or productivity

     Any of the above performance criteria may be used to measure the performance of the Company as a whole or any business unit or division of the Company.

     The performance conditions will be stated in the form of an objective, nondiscretionary formula, and the Committee will certify in writing the attainment of those performance conditions prior to any payment or distributions with respect to awards so that options and SARs granted under the Amended and Restated 2005 Plan qualify for the exclusion for performance-based compensation, and to permit the Committee to grant other awards under the Amended and Restated 2005 Plan that are intended to qualify for the exclusion, the Amended and Restated 2005 Plan is being submitted to the Company’s shareholders for approval. A vote in favor of approving the Amended and Restated 2005 Plan will be a vote approving all the material terms and conditions of the plan for purposes of the performance-based exemption under Section 162(m) as described above.

     Stock Appreciation Rights. Participants may be granted tandem SARs (consisting of SARs with underlying options) and stand-alone SARs. The holder of a tandem SAR is entitled to elect between the exercise of the underlying option for shares of Common Stock or the surrender of the option in exchange for the receipt of a payment (in cash, Common Stock or both) equal to the excess of the fair market value on the surrender date over the aggregate exercise price payable for such shares. The holder of stand-alone SARs will be entitled to receive (in cash, Common Stock or both) the excess of the fair market value (on the exercise date) over the exercise price for such shares.

     Termination of Employment. Unless otherwise provided in the applicable award agreement or any severance agreement, vested options granted under the Amended and Restated 2005 Plan will expire, terminate, or otherwise be forfeited as follows:
  ninety (90) days after the date of termination of a participant’s employment, other than in the circumstances described below;
  immediately upon termination of a participant for cause (as may be defined in a subplan or award agreement);
  twelve (12) months after the date on which a participant suffers Disability (as defined in the Amended and Restated 2005 Plan); and
  twelve (12) months after the death of a participant if such participant’s employment had not previously been terminated.
     Duration, Termination and Amendment. The Amended and Restated 2005 Plan will terminate on the tenth anniversary of the date the Company’s shareholders approve the plan, unless terminated by the Board or the Committee earlier, or extended by an amendment approved by the Company’s shareholders. No awards may be made after the termination date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the Amended and Restated 2005 Plan prior to the expiration may extend beyond the end of such period through the award’s normal expiration date.

     The Board and the Committee may generally amend or terminate the Plan as determined to be advisable. Shareholder approval may also be required for certain amendments by the Code, the rules of NYSE, or rules of the SEC. The Board or the Committee has specific authority to amend the Amended and Restated 2005 Plan without shareholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences determined to be inconsistent with the purpose of the Amended and Restated 2005 Plan or any award agreement.

     Prohibition on Repricing Awards. Without the approval of the Company’s shareholders, no option or SAR may be amended to reduce its exercise price or grant price and no option or SAR may be canceled and replaced with an option or SAR having a lower exercise price.

     Transferability of Awards. Unless otherwise provided by the Committee, awards under the Amended and Restated 2005 Plan may only be transferred by will or the laws of descent and distribution. The Committee may permit further transferability pursuant to conditions and limitations that it may impose.

     Federal Income Tax Consequences. The federal income tax consequences of awards under the Amended and Restated 2005 Plan to the Company and the Company’s employees, officers, directors, and consultants are complex and subject to change. The following discussion is only a summary of the general rules applicable to the Amended and Restated 2005 Plan.

     Under Section 409A of the Code, enacted as part of the American Jobs Creation Act of 2004, recipients of certain equity compensation awards (including certain types of stock appreciation rights and restricted stock units) may be subject to a burdensome taxation regime. If Section 409A were to apply to awards under the Amended and Restated 2005 Plan, the affected participants may be required to recognize ordinary income for tax purposes earlier than the times otherwise applicable as described in the discussion below and to pay substantial penalties.

     While it may be possible for awards under the 2005 Plan to be subject to the burdensome requirements of Section 409A, the Amended and Restated 2005 Plan has been amended to significantly reduce the Company’s ability to make such awards. Furthermore, at this time the Company does not intend to grant, amend or administer any awards in a manner that will not comply with the 409A requirements.

     Options. Options granted under the Amended and Restated 2005 Plan may be either incentive stock options or nonqualified stock options. Incentive stock options are options which are designated as such by the Company and which meet certain requirements under Section 422 of the Code and the regulations thereunder. Any option which does not satisfy these requirements will be treated as a nonqualified stock option.

     Incentive Stock Options. If an option granted under the Amended and Restated 2005 Plan is treated as an incentive stock option, the optionee will not recognize any income upon either the grant or the exercise of the option, and the Company will not be entitled to a deduction for federal tax purposes. Upon a sale of the shares, the tax treatment to the optionee and the Company will depend primarily upon whether the optionee has met certain holding period requirements at the time he or she sells the shares. In addition, as discussed below, the exercise of an incentive stock option may subject the optionee to alternative minimum tax liability.

     If an optionee exercises an incentive stock option and does not dispose of the shares received within two years after the date the option was granted or within one year after the transfer of the shares to him or her, any gain realized upon the disposition will be characterized as long-term capital gain and, in such case, the Company will not be entitled to a federal tax deduction.

     If the optionee disposes of the shares either within two years after the date the option is granted or within one year after the transfer of the shares to him or her, the disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (1) the fair market value of the shares on the date of exercise minus the exercise price, or (2) the amount realized on the disposition minus the exercise price, will be taxed as ordinary income to the optionee in the taxable year in which the disposition occurs. (However, in the case of gifts, sales to related parties, and certain other transactions, the full difference between the fair market value of the stock and the purchase price will be treated as compensation income). The excess, if any, of the amount realized upon disposition over the fair market value at the time of the exercise of the option will be treated as long-term capital gain if the shares have been held for more than one year following the exercise of the option.

     The exercise of an incentive stock option may subject an optionee to alternative minimum tax liability. The excess of the fair market value of the shares at the time an incentive stock option is exercised over the purchase price of the shares is included in income for purposes of the alternative minimum tax even though it is not included in taxable income for purposes of determining the regular tax liability of an employee. Consequently, an optionee may be obligated to pay alternative minimum tax in the year he or she exercises an incentive stock option.

     In general, the Company will not be entitled to a federal income tax deduction upon the grant, exercise, or termination of an incentive stock option. However, in the event an optionee sells or otherwise disposes of the stock received on the exercise of an incentive stock option in a disqualifying disposition, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Code.

     Nonqualified Stock Options. Nonqualified stock options granted under the Amended and Restated 2005 Plan do not qualify as “incentive stock options” and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is granted a nonqualified option. However, upon exercise, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the optionee will be subject to income and other employee withholding taxes.

     The optionee’s basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the optionee’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at the time of their disposition.

     In general, the Company will not be entitled to a federal income tax deduction upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

     Restricted Stock and Restricted Stock Units. Generally, the holder of restricted stock will recognize ordinary compensation income at the time the stock becomes vested. The amount of ordinary compensation income recognized will be equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the holder in exchange for stock.

     In the case of restricted stock units, the holder will recognize ordinary compensation income at the time the stock is received equal to the excess of value of the stock on the date of receipt over any amount paid by the holder in exchange for stock. If the holder of a restricted stock unit receives the cash equivalent of the stock issuable under the restricted stock unit in lieu of actually receiving the stock, the recipient will recognize ordinary compensation income at the time of the receipt of such cash in the amount of the cash received. In the case of both restricted stock and restricted stock units, the income recognized by the holder will generally be subject to U.S. income tax withholding and employment taxes.

     In the year that the recipient of a stock award recognizes ordinary taxable income in respect of restricted stock or a restricted stock unit, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize, provided that the deduction is not otherwise disallowed under the Code.

     Stock Appreciation Rights. As discussed above, the Company may grant either stand-alone SARs or tandem SARs under the Amended and Restated 2005 Plan. Generally, the recipient of a SAR will not recognize any taxable income at the time the SAR is granted.

     With respect to stand-alone SARs, if the holder receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the employee at the time that it is received. If the holder receives the appreciation inherent in the stand-alone SARs in stock, the holder will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the holder for the stock.

     With respect to tandem SARs, if a holder elects to surrender the underlying option in exchange for cash or stock equal to the appreciation inherent in the underlying option, the tax consequences to the holder will be the same as discussed above relating to stand-alone SARs. If the holder elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the holder will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price.

     The income recognized by the holder of a stand-alone SAR or tandem SAR will generally be subject to U.S. income tax withholding and employment taxes.

     In general, the Company will not be entitled to a federal income tax deduction upon the grant or termination of stand-alone SARs or tandem SARs. However, upon the exercise of either a stand-alone SAR or a tandem SAR, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

     The Company has adopted Corporate Governance Guidelines (the “Guidelines”) which are available at www.TrueBlueInc.com by first clicking “Investors,” then “Corporate Governance” and then “Guidelines.” The Guidelines are also available in print to any shareholder who requests them. The Guidelines were adopted by the Board to best ensure that the Board is independent from management, that the Board adequately performs its function as the overseer of management, and to help ensure that the interests of the Board and management align with the interests of the shareholders.

     On an annual basis, each Director and executive officer is obligated to complete a Director and Officer Questionnaire which, among other things, requires disclosure of any transactions with the Company in which the Director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest.

Related Person Transactions

     The Board has adopted a Related Person Transaction Policy that is attached as Annex A to the Guidelines which sets forth the policies and procedures for the review and approval or ratification of “Related Person Transactions,” which are defined to include transactions, arrangements or relationships in which the Company is a participant, the amount involved exceeds $120,000, and a Related Person had or will have a direct or indirect material interest. “Related Persons” is defined to include directors, executive officers, director nominees, beneficial owners of more than 5% of the Company’s common stock and members of their immediate families. A Related Person Transaction must be reported to the Company’s General Counsel and reviewed and approved by the Corporate Governance and Nominating Committee (the “Governance Committee”). Under certain circumstances a transaction may be approved by the Chair of the Governance Committee subject to ratification by the full Committee at its next meeting. In determining whether to approve or ratify a Related Person Transaction, the Committee, as appropriate, shall review and consider:
  the Related Person’s interest in the Related Person Transaction;
  the approximate dollar value of the amount involved in the Related Person Transaction;
  the approximate dollar value of the amount of the Related Person’s interest in the Related Person Transaction without regard to the amount of any profit or loss;
  whether the Related Person Transaction was undertaken in the ordinary course of business of the Company;
  whether the Related Person Transaction with the Related Person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;
  the purpose of, and the potential benefits to the Company of, the Related Person Transaction; and
  any other information regarding the Related Person Transaction or the Related Person in the context of the proposed Related Person Transaction that would be material to investors in light of the circumstances of the particular transaction.
     After reviewing all facts and circumstances the Governance Committee may approve or ratify the Related Person Transaction only if it determines that the transaction is in, or is not inconsistent with, the best interests of the Company.

Certain Relationships and Related Transactions

     None.

Director Independence

     The Board affirmatively determines the independence of each director and nominee for election as a director in accordance with criteria set forth in the Guidelines, which include all elements of independence set forth in the New York Stock Exchange listing standards and related Securities and Exchange Commission Rules and Regulations. At a regularly scheduled portion of each Board meeting or as part of the Governance Committee meetings, the independent directors meet in executive session without management or any non-independent Directors present.

     Based on these standards, at its meeting held on March 10, 2010, the Governance Committee and the Board determined that each of the following non-employee Directors is independent and has no material relationship with the Company, except as a Director and shareholder of the Company:
  Thomas E. McChesney
  Gates McKibbin
  Joseph P. Sambataro, Jr.
  Bonnie W. Soodik
  Robert J. Sullivan
  William W. Steele
  Craig E. Tall
     In addition, based on the New York Stock Exchange Rules, the Board affirmatively determined that Steven C. Cooper is not independent because he is the Chief Executive Officer of the Company.

Leadership Structure

     The Company has divided its leadership among three directors:
  Steven C. Cooper serves as Chief Executive Officer
  Joseph P. Sambataro, Jr. serves as the Chairman of the Board of Directors
  William W. Steele serves as Lead Independent Director
     Although the Company’s Guidelines do not preclude one person from serving as both the Chairman and the Chief Executive Officer, the Board has appointed different people to fulfill these roles for approximately ten years and believes that it is in the best interest of the shareholders and is also an efficient allocation of the time and responsibilities for Company leadership.

     Mr. Sambataro was appointed Chairman in September 2008. At that time less than three years had passed since his service as the Chief Executive Officer, which precluded him from satisfying the independence requirement of the New York Stock Exchange. Accordingly, Keith Grinstein was appointed as Lead Independent Director. Mr. Grinstein died shortly after his appointment and in October 2008 William Steele was appointed as the Lead Independent Director. Although the Board has now determined that Mr. Sambataro is independent, the Board has decided to continue to have a Lead Independent Director and to continue the allocation of responsibilities that were established at that time.

     The Lead Independent Director presides at meetings of the Board and the shareholders in the absence of the Chairman and specifically during all executive sessions of the independent directors except where he has a conflict or elects to delegate such responsibility to another independent director. In addition, the Lead Independent Director is responsible for:
  maintaining effective communications between the independent directors and the Chairman and the Chief Executive Officer including the right to direct the distribution of information to the independent directors and the calling of special meetings of committees and, if not a member of the committee, participate on an ex officio and non-voting basis in any such committee meetings;
  representing the independent directors in meetings and discussions with institutional or other major shareholders or stakeholders;

  reviewing and approving agendas for and the scheduling of Board, committee and shareholder meetings;
  generally representing the Board during emergency situations and whenever such representation in his reasonable judgment requires or will benefit from participation by the Lead Independent Director.
     The Chairman generally presides at and, with consultation and input from the Chief Executive Officer and all other directors, proposes the agendas for meetings of the Board and the shareholders except in the case of executive sessions of independent directors or where the Chairman has a conflict or elects to delegate such responsibility to another director. The Chairman also meets or confers with the Chief Executive Officer on a regular basis and is responsible for maintaining effective communications between the Board and the Chief Executive Officer. The Chairman and the Lead Independent Director may participate on an ex officio and non-voting basis in all committees of the Board subject to each committee’s right to exclude such participation for other good governance purposes.

Risk Assessment

     The Board believes its administration of its risk oversight function has not negatively affected the Board’s leadership structure. The Board is actively involved in oversight of risks that could affect the Company. This oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees, but the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Nominations for Directors

Qualifications of Nominees

     Our Guidelines include the criteria our Board believes are important in the selection of director nominees. While the Board has not established any minimum qualifications for nominees, the Board does consider the composition of the Board as a whole, the requisite characteristics (including independence, diversity, experience in industry, finance, administration and operations) of each candidate, and the skills and expertise of its current members while taking into account the overall operating efficiency of the Board and its committees. With respect to diversity, we broadly construe diversity to mean not only diversity of race, gender and ethnicity, but also diversity of opinions, perspectives, and professional and personal experiences. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law. Service on other boards and other commitments by directors will be considered by the Governance Committee and the Board when reviewing Board candidates and in connection with the Board’s annual self-assessment process for current members of the Board.

Change in Director’s Principal Business Association

     Each time a director’s principal occupation or business association changes substantially, the director is required to tender a proposed resignation from the Board to the chair of the Governance Committee (or, in the case of the chair of the Governance Committee’s occupation or association changing, to the Chairman of the Board and the Lead Independent Director, if one has been elected). The Governance Committee shall review the director’s continuation on the Board, and recommend to the Board whether, in light of all the circumstances, the Board should accept such proposed resignation or request that the director continue to serve.

Nominee Identification and Evaluation

     The Governance Committee may employ a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly assesses the size of the Board, the need for particular expertise on the Board, the need for diversity on the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or arise, the Governance Committee considers various potential candidates for director which may come to the Governance Committee’s attention through current Board members, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Governance Committee and may be considered at any time during the year.

     The Governance Committee will consider candidates recommended by shareholders when the nominations are properly submitted. Following verification of the shareholder status of persons proposing candidates, the Governance Committee will make an initial analysis of the qualifications of any candidate recommended by shareholders or others pursuant to the criteria summarized above to determine whether the candidate is qualified for service on the Board before deciding to undertake a complete evaluation of the candidate. If a shareholder or professional search firm in connection with the nomination of a director candidate provides any materials, such materials will be forwarded to the Governance Committee as part of its review. If the Governance Committee determines that additional consideration is warranted, it may engage a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Governance Committee. Other than the verification of compliance with procedures and shareholder status, and the initial analysis performed by the Governance Committee, the Governance Committee will treat a potential candidate nominated by a shareholder like any other potential candidate during the review process. In connection with this evaluation, the Governance Committee will determine whether to interview the prospective nominee. If warranted, one or more members of the Governance Committee, and others as appropriate, will interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Governance Committee will make a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board will determine the nominees after considering the recommendation and report of the Governance Committee.

Nominations by Shareholders

     The Governance Committee will consider director candidates recommended by shareholders on the same basis as are candidates recommended by the Governance Committee. On September 11, 2008, the Company adopted a Bylaw regarding shareholder proposals and nominations for director and certain other matters. Any shareholder wishing to nominate a candidate should deliver the name and address of the shareholder as they appear on the Company’s books (or if the shareholder holds for the benefit of another, the name and address of such beneficial owner) in a letter addressed to the Chair of the Governance Committee in care of the Company’s Secretary not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the 2010 annual meeting (nominations for the 2011 annual meeting must be submitted between January 12, 2011 and February 11, 2011). In addition, the submitting shareholder should provide the following information:
  the class or series and number of shares of the Company which are, directly or indirectly, owned beneficially and/or of record;
  any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) that is directly or indirectly owned beneficially and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company;

  any proxy, contract, arrangement, understanding, or relationship pursuant to which the shareholder has a right to vote or has granted a right to vote any shares of any security of the Company;
  any short interest in any security of the Company;
  any rights to dividends on the shares of the Company owned beneficially by the shareholder that are separated or separable from the underlying shares of the Company;
  any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity;
  any performance-related fees (other than an asset-based fee) that the shareholder is entitled to which is based on any increase or decrease in the value of shares of the Company or any Derivative Instruments; and
  the information called for above for any members of the shareholder’s immediate family sharing the same household.
     For each person whom the shareholder proposes to nominate for election or re-election to the Board of Directors, the shareholder should also provide:
  all information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and
  a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the shareholder and respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination or on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant.

     To be eligible to be a nominee for election or re-election as a director of the Company, pursuant to a nomination by a shareholder, a person must deliver (in accordance with the time periods prescribed) to the Secretary at the principal executive offices of the Company a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person:
  is not and will not become a party to:
  any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company, or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law;
  is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and
  in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.
     Additional information may be requested to assist the Governance Committee in determining the eligibility of a proposed candidate to serve as a director. This may include requiring that a prospective nominee complete a director and officer questionnaire and provide any follow-up information requested. In addition, the notice must meet all other requirements contained in TrueBlue’s Bylaws.

Shareholder Communications

     Any shareholder or interested party who wishes to communicate with our Board of Directors or any specific directors, including non-management directors, may write to:

     Board of Directors, TrueBlue, Inc.
     c/o Corporate Secretary, P.O. Box 2910,
     Tacoma, WA 98401.

     The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters must indicate whether or not the author is a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Corporate Secretary will make copies of all such letters and circulate them to the appropriate director or directors. If the Company develops any other procedures, they will be posted on the Company’s corporate website. Procedures addressing the reporting of other concerns by shareholders, employees or other third parties are set forth in our Code of Business Conduct and Ethics (described below).

Code of Business Conduct and Ethics

     Our Code of Business Conduct and Ethics is applicable to all directors and employees of the Company. Our Code of Business Conduct and Ethics is available at www.TrueBlueInc.com by clicking on “Investors,” then “Corporate Governance” and then “Code of Business Conduct.” Shareholders may also request a free printed copy of the Code of Business Conduct and Ethics from:

     TrueBlue, Inc., c/o Investor Relations,
     P.O. Box 2910,
     Tacoma, WA 98401.

     The Company intends to disclose any amendments to the Code of Business Conduct and Ethics (other than technical, administrative or non-substantive amendments), and any waivers of a provision of the Code of Business Conduct and Ethics for directors or executive officers, on the Company’s website at www.TrueBlueInc.com. Information on the Company’s website, however, does not form a part of this proxy statement.

New York Stock Exchange Certification

     The certification of the Chief Executive Officer required by the New York Stock Exchange Listing Standards, Section 303A.12(a), relating to TrueBlue’s compliance with the New York Stock Exchange Corporate Governance Listing Standards, was submitted to the New York Stock Exchange on June 10, 2009. In addition, the Company’s CEO and CFO certifications required under Section 302 of the Sarbanes-Oxley Act are filed as exhibits to the Company’s Annual Report on Form 10-K.

Meetings and Committees of the Board

The Board

     Each Director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and shareholders’ meetings. The Board met 12 times during 2009, 11 of which were regular meetings, and one was a special meeting. All Directors attended at least 75% of the meetings of the Board and of the committees on which they served during the fiscal year ended December 25, 2009. Directors are expected to attend the annual meetings and special meetings of shareholders, if any. All of the Directors attended the 2009 Annual Meeting of Shareholders on May 13, 2009.

Committees of the Board

     The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The committees are currently the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. In accordance with New York Stock Exchange listing standards, all the committees are comprised solely of non-employee, independent Directors. Charters for each committee are available on the Company’s website at www.TrueBlueInc.com by first clicking on “Investors” and then “Corporate Governance.” The charter of each committee is also available in print to any shareholder who requests it. The table below shows current membership for each of the standing Board committees.

Membership of Board Committees

Audit	Compensation	Governance
Craig E. Tall (1)	Thomas E. McChesney (1)	William W. Steele (1)
Gates McKibbin	William W. Steele	Thomas E. McChesney
Robert J. Sullivan	Craig E. Tall	Gates McKibbin
Bonnie Soodik (2)		Joseph P. Sambataro
Bonnie W. Soodik (2)
Robert J. Sullivan
Craig E. Tall
____________________

(1)	Chair

(2)	Member after her appointment to the Board in March 2010

Audit Committee

     The Audit Committee had three members and met seven times in fiscal 2009. After her appointment to the Board of Directors on March 10, 2010, Ms. Soodik joined the Audit Committee. The Audit Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to the New York Stock Exchange rules and the independence standards set forth in Rule 10A-3 of the Exchange Act. The Governance Committee and the Board have determined that all the members of the Audit Committee are financially literate pursuant to the New York Stock Exchange rules. The Board also has determined that Messrs. Tall and Sullivan of the Audit Committee are Audit Committee Financial Experts within the meaning stipulated by the Securities and Exchange Commission. The Board has adopted a charter for the Audit Committee which is available at www.TrueBlueInc.com by first clicking on “Investors” and then “Corporate Governance.” The charter is also available in print to any shareholder who requests it.

Nominating and Corporate Governance Committee

     The Nominating and Corporate Governance Committee (“Governance Committee”) had six members and met four times in fiscal 2009. After her appointment to the Board of Directors on March 10, 2010, Ms. Soodik joined the Governance Committee. The Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to the New York Stock Exchange rules. The Board has adopted a charter for the Governance Committee, which is available on the Company’s website at www.TrueBlueInc.com by first clicking on “Investors” and then “Corporate Governance.” The charter is also available in print to any shareholder who requests it.

Compensation Committee

     The Compensation Committee has three members and met seven times in fiscal 2009. The Compensation Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to the New York Stock Exchange rules. The Board has adopted a charter for the Compensation Committee, which is available on the Company’s website at www.TrueBlueInc.com by first clicking on “Investors” and then “Corporate Governance.” The charter is also available in print to any shareholder who requests it. Additional information regarding the Compensation Committee and its procedures and processes for the consideration and determination of executive and director compensation are included under the Compensation Discussion and Analysis section of this proxy statement.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act, requires the Company’s officers and directors and certain other persons to timely file certain reports regarding ownership of, and transactions in, the Company’s securities with the Securities and Exchange Commission. Copies of the required filings must also be furnished to the Company. Based solely on its review of such forms received by it, or representations from certain reporting persons, the Company believes that during 2009 all applicable Section 16(a) filing requirements were met, and that all such filings were timely except that a late Form 4 was filed for Norman Frey on May 19, 2009, for the reporting of a lapse of restricted shares.

AUDIT COMMITTEE REPORT

     The Audit Committee is comprised of four independent members of the Board of Directors. Members of the Audit Committee during 2009 included Mr. Tall, who currently chairs the committee, and Mr. Sullivan and Ms. McKibbin. Ms. Soodik joined the Audit Committee after her appointment to the Board of Directors on March 10, 2010. The Board of Directors has affirmatively determined that each member of the committee is “financially literate” under the listing standards of the New York Stock Exchange, and that Mr. Tall and Mr. Sullivan are each an “audit committee financial expert” as such term is defined in Item 407 of Regulation S-K.

     The Audit Committee met seven times in 2009. Over the course of these meetings, the Audit Committee met with the Company’s Chief Executive Officer, Chief Financial Officer, Chief Information Officer, General Counsel, Chief Compliance Officer, other senior members of the finance department, the Director of Internal Audit, and independent auditors. These meetings included private, executive sessions between the Audit Committee and the Company’s independent auditors, Chief Financial Officer, and Director of Internal Audit. During its meetings, the Audit Committee reviewed and discussed, among other things:
  the status of any significant issues in connection with the quarterly reviews and annual audit of the Company’s financial statements;
  the Company’s annual internal and external audit plans and the internal and external staffing resources available to carry out the Company’s audit plans;
  the Company’s significant accounting policies and estimates;
  the Company’s progress toward evaluating and documenting its internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002;
  the impact of new accounting pronouncements;
  the impact of recent developments in corporate governance;
  current tax matters affecting the Company;
  the Company’s enterprise risk management efforts; and
  the Company’s management information systems.
     The Audit Committee has reviewed and discussed with management and the independent auditors the Company’s audited financial statements as of and for the year ended December 25, 2009. This discussion included, among other things:
  critical accounting policies and practices used in the preparation of the Company’s financial statements;
  significant items involving management’s estimates and judgments, including workers compensation reserves, tax matters, allowances for doubtful accounts, goodwill and intangible assets, and legal and regulatory contingencies;
  alternative treatments within GAAP of the Company’s annual financial information;

  the effect of regulatory and accounting initiatives on the Company’s financial statements, including the adoption of significant accounting pronouncements;
  any significant audit adjustments proposed by the independent auditors and management’s response; and
  confirmation that there were no matters of significant disagreement between management and the independent auditors arising during the audit.
     In addition to the meetings discussed above, the Audit Committee, or its chair, reviewed with management, and the Company’s independent auditors, the Company’s financial statements for each quarter of 2009 prior to the quarterly release of earnings.

     The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent accountants the independent accountants’ independence.

     The Audit Committee has considered whether the provision of non-audit services by the Company’s principal auditor is compatible with maintaining auditor independence and has concluded that such services are compatible with maintaining the independence of the auditors. Based on the reviews and discussions referred to above, the Audit Committee believes that Deloitte & Touche has been objective and impartial in conducting the 2009 audit.

     In performing all of the functions described above, the Audit Committee acts in an oversight capacity. In that role, the Audit Committee relies primarily on the work and assurances of our management, which has the primary responsibility for our financial statements and reports, and of the independent auditors who, in their report, express an opinion on the conformity of our annual financial statements to accounting principles generally accepted in the United States.

     The Audit Committee has recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 25, 2009, for filing with the Securities and Exchange Commission.

Members of the Audit Committee:

Craig E. Tall, Chair
Robert J. Sullivan
Gates McKibbin

COMPENSATION OF DIRECTORS

Annual Retainers

     The Chairman of the Board of Directors, if not an employee of the Company, receives an annual retainer of $45,000. The Lead Independent Director also receives an annual retainer of $45,000. All other non-employee directors receive an annual cash retainer of $30,000. Committee chairs receive an additional annual retainer payment of $10,000.

Meeting Fees

     Each non-employee director receives meeting fees for attendance during each regular or special Board of Directors or committee meeting in accordance with the schedule below.

Meeting	In Person	Telephonic
Board of Directors	$1,500	$750
Audit Committee Chair	$1,500	$625
Audit Committee	$1,250	$625
Compensation Committee Chair	$1,250	$625
Compensation Committee	$1,250	$625
Corporate Governance Chair	$1,250	$625
Corporate Governance Committee	$1,250	$625

Equity Grants

     Each non-employee director receives an annual grant of unrestricted common stock worth $100,000. The Chairman of the Board of Directors and the Lead Independent Director each receive an additional $48,000 grant and each committee chair receives an additional $25,000 grant. Since 2007, the Company determines the number of shares of each such annual grant of common stock based on the closing price on the second full trading day after the announcement of the Company’s fourth quarter and year-end financial results. Non-employee directors appointed during the year are entitled to receive a pro rata grant as follows: 100% if appointed prior to the first quarterly meeting, 75% if appointed prior to the second quarterly meeting, 50% if appointed prior to the third quarterly meeting, and 25% if appointed prior to the last quarterly meeting of the year.

Non-Employee Director Compensation

     The following table discloses the cash, equity awards and other compensation earned by each of the Company’s non-employee directors during the last completed fiscal year.

					Change in
					Pension Value
					and
	Fees				Nonqualified
	Earned	Stock		Non-Equity	Deferred
	or Paid	Awards	Option	Incentive Plan	Compensation	All Other
Name	in Cash	(1)	Awards	Compensation	Earnings	Compensation	Total
Thomas E. McChesney	$50,760	$125,000	–	–	–	–	$175,760
Gates McKibbin	$43,791	$100,000	–	–	–	–	$143,791
Joseph P. Sambataro, Jr.	$65,354	$148,000	–	–	–	–	$213,354
William W. Steele	$78,292	$173,000	–	–	–	–	$251,292
Robert J. Sullivan	$50,653	$100,000	–	–	–	–	$150,653
Craig E. Tall	$67,584	$125,000	–	–	–	–	$192,584
____________________

(1)	This column represents the grant date fair value of shares awarded to each of the non-employee directors in 2009 in accordance with FASB ACS Topic 718.

Equity Retainer and Deferred Compensation Plan for Non-Employee Directors.

     Each non-employee director is able to participate in the Equity Retainer and Deferred Compensation Plan for Non-Employee Directors. Under this plan, a director may elect to modify the manner in which he or she receives the annual retainer from the Company. First, directors are given the option to make an irrevocable election to convert up to 100% of his or her cash retainer to an equity retainer, and then further elect to receive up to 50% of the equity retainer in the form of Stock Options, rather than unrestricted common stock. In addition, a director may make an irrevocable election to defer all or part of the stock award of his or her equity retainer to a time after he or she leaves the Board of Directors.

Director Stock Ownership Guidelines

     Each director is expected to own shares of the Company’s common stock having a value of not less than three times the director’s base annual cash compensation. For the purpose of determining compliance the Company will value its shares and determine the number of shares required on an annual basis with the value of the shares to be determined on a trailing twelve month average daily stock price. New directors are allowed three years in which to reach the ownership guidelines.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of common stock of the Company as of March 12, 2010, for (i) each person known to the Company to own beneficially 5% or more of our common stock; (ii) each director of the Company; (iii) each individual identified as a Named Executive Officer (“NEO”) of the Company pursuant to Item 402 of Regulation S-K; and (iv) all NEOs and directors of the Company as a group. Except as otherwise noted, the named beneficial owner has sole voting and investment power. As of March 12, 2010, the Company had no other classes of outstanding equity securities.

		Amount and Nature of
		Beneficial Ownership	Percent
Name & Address of Beneficial Owner**	Title of Class	(Number of Shares) (1)	of Class
Steven C. Cooper (2)	Common Stock	297,285	*
Joseph P. Sambataro, Jr. (3)	Common Stock	231,858	*
Noel S. Wheeler (4)	Common Stock	126,446	*
Derrek L. Gafford (5)	Common Stock	118,744	*
James E. Defebaugh (6)	Common Stock	106,377	*
Wayne Larkin (7)	Common Stock	102,521	*
William W. Steele (8)	Common Stock	88,824	*
Thomas E. McChesney (9)	Common Stock	48,859	*
Gates McKibbin (10)	Common Stock	41,710	*
Craig E. Tall (11)	Common Stock	24,008	*
Robert J. Sullivan (12)	Common Stock	19,254	*
Bonnie W. Soodik (13)	Common Stock	6,614	*
All officers and directors as a group (12 individuals)	Common Stock	1,200,641	2.7%
BlackRock, Inc. (14)	Common Stock	5,171,420	11.8%
Lord, Abbett & Co, LLC (15)	Common Stock	4,486,549	10.24%
Royce & Associates, LLC (16)	Common Stock	3,844,081	8.77%
Capital Research Global Investors (17)	Common Stock	3,088,600	7.0%
Artisan Partners Holdings, LP (18)	Common Stock	2,503,500	5.7%
____________________

(1)	Beneficial ownership is calculated in accordance with Rule 13d-3(d)(1) of the Exchange Act, and includes (i) shares held outright and restricted shares; (ii) share units accrued under the Company’s 401(k) plan; and, (iii) shares issuable upon exercise of options, warrants and other securities convertible into or exchangeable for shares, which were exercisable on or within 60 days after March 12, 2010.

(2)	Includes 175,816 shares held outright, 6,248 shares accrued under the 401(k) plan and options for 115,221 shares.

(3)	Includes 95,808 shares held outright, 11,279 shares accrued under the 401(k) plan and options for 124,771 shares.

(4)	Includes 72,802 shares held outright, and options for 53,644 shares.

(5)	Includes 44,958 shares held outright, 5,142 shares accrued under the 401(k) plan and options for 68,644 shares.

(6)	Includes 45,550 shares held outright, 7,253 shares accrued under the 401(k) plan, and options for 53,574 shares.

(7)	Includes 57,390 shares held outright, 427 shares accrued under the 401(k) plan, and options for 44,704 shares.

(8)	Includes 81,324 shares held outright, and options for 7,500 shares.

(9)	Includes 24,859 shares held outright, 9,000 shares held indirectly in IRAs, and options for 15,000 shares.

(10)	Includes 23,697 shares held outright and options for 18,013 shares.

(11)	Includes 24,008 shares held outright.

(12)	Includes 19,254 shares held outright.

(13)	Includes 6,614 shares held outright.

(14)	Information provided is based solely on a Schedule 13G dated January 8, 2010, filed on behalf of BlackRock, Inc. BlackRock, Inc. has sole voting and sole dispositive power of 5,171,420 shares. The business address of BlackRock, Inc. is 40 East 52nd Street, New York, New York, 10022.

(15)	Information provided is based solely on a Schedule 13G dated February 12, 2010, filed on behalf of Lord, Abbett & Co., LLC. Lord, Abbett & Co., LLC has sole voting and sole dispositive power of 4,486,549 shares. The business address of Lord, Abbett & Co., LLC is 90 Hudson Street, New Jersey, New Jersey, 07302.

(16)	Information provided is based solely on a Schedule 13G dated January 26, 2010, filed on behalf of Royce & Associates, LLC and its subsidiaries. Royce & Associates, LLC has sole voting and sole dispositive power of 3,844,081 shares. The business address of Royce & Associates, LLC is 745 Fifth Avenue, New York, New York, 10151.

(17)	Information provided is based solely on a Schedule 13G dated February 10, 2010, filed on behalf of Capital Research Global Investors. Capital Research Global Investors has sole voting and sole dispositive power of 3,088,600 shares. The business address of Capital Research Global Investors is 333 South Hope Street, Los Angeles, California, 90071.

(18)	Information provided is based solely on a Schedule 13G dated February 11, 2010, filed on behalf of Artisan Partners Holdings, LP, and its subsidiaries. Artisan Partners Holdings, LP, has shared voting and shared dispositive power of 2,503,500 shares. The business address of Artisan Partners Limited Partnership is 875 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin, 53202.

*	Less than 1%.

**	The address of the NEOs and directors is c/o TrueBlue, Inc., 1015 A Street, Tacoma, Washington 98402.

EXECUTIVE OFFICERS

     The names, ages, and positions of the current executive officers of the Company are listed below, along with their prior business experience. No family relationships exist among any of the directors or executive officers of the Company.

Robert P. Breen, 45, has served as Vice President of Strategic Planning and Financial Analysis since 2003. Prior to that time, Mr. Breen served as Director of Financial Planning and Analysis and held other positions within the finance area since joining the Company in 1997. Prior to that, Mr. Breen spent eight years in public accounting with BDO Seidman, LLP.

Steven C. Cooper, 47, has served as a Director and the Company’s Chief Executive Officer since 2006, and has served as President since 2005. From 2001 to 2005, Mr. Cooper served as the Company’s Executive Vice President and Chief Financial Officer.

James E. Defebaugh, 55, has served as Executive Vice President, General Counsel and Secretary of the Company since 2006, after serving as Vice President, General Counsel and Secretary of the Company since joining the Company in 2005. Prior to joining the Company, Mr. Defebaugh held various positions with Kmart Holding Corporation, including Senior Vice President and Chief Legal Officer (2004-2005), Senior Vice President and Chief Compliance Officer (2002-2004), Vice President and Corporate Secretary (2001-2002), and Vice President, Legal (2001). Mr. Defebaugh also served as Vice President and Chief Compliance Officer of Sears Holdings Corporation in 2005.

Derrek L. Gafford, 39, has served as the Company’s Executive Vice President and Chief Financial Officer since 2006, after serving as Vice President and Chief Financial Officer since 2005 and as the Company’s Vice President of Finance and Accounting beginning in 2004. Mr. Gafford is a Certified Public Accountant and first joined the Company in 2002 serving as Vice President and Treasurer. Prior to joining the Company, Mr. Gafford served as Chief Financial Officer for Metropolitan Markets, a grocery retailer, from 2001 to 2002 and held a variety of finance positions with Albertsons from 1995 to 2001.

Wayne Larkin, 44, has served as President of Labor Ready since May 2008. Prior to this position, he had been the Executive Vice President of Operations since 2007, and the Senior Vice President of Operations in 2006, after serving as a Regional Vice President of Operations since 2005. Mr. Larkin originally joined the Company as a District Manager in 1996 and then was promoted in 1998 to Area Director of Operations. Between 1999 and 2002, Mr. Larkin worked for Staffmark, serving first as a Business Development Manager and then as a General Manager. Mr. Larkin rejoined the Company in 2002. Prior to working for the Company, Mr. Larkin held various management positions with Avis Rent-A-Car.

Billie R. Otto, 43, has served as Vice President and Chief Information Officer since 2004. Ms. Otto has been with the Company since 1998, serving in a number of roles, including as Vice President and Corporate Controller prior to 2004. Prior to joining the Company, Ms. Otto worked in public accounting with the firm now known as RSM McGladrey from 1990 to 1998.

Noel S. Wheeler, 69, has served as the Executive Vice President of TrueBlue Operations since July 2009. Prior to this position he served as the President of the Company’s Skilled Trades Group from May 2008 through June 2009, and served as President and CEO of CLP Resources from 1999 until June 2009. From 1994 to 1999, he was President and COO of TRS Staffing Solutions, Inc., a wholly-owned staffing subsidiary of Fluor Daniel, Inc. Mr. Wheeler joined Kelly Services in 1984, where he established their international division in 1988 and served as Senior Vice President until 1994.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

     This Compensation Discussion and Analysis provides information about the fiscal year 2009 compensation program, and plans for 2010, for our 2009 “named executive officers” or “NEOs” who are:
  Steven C. Cooper, President and Chief Executive Officer
  James E. Defebaugh, Executive Vice President, Secretary and General Counsel
  Derrek L. Gafford, Executive Vice President and Chief Financial Officer
  Wayne Larkin, President of Labor Ready
  Noel S. Wheeler, Executive Vice President, TrueBlue Operations

Corporate Challenges in 2009 and 2010

     Due to the global economic recession which began to seriously impact the Company in the second half of 2008, the Company encountered unique challenges entering 2009 that are expected to continue at least through 2010. Staffing companies have historically been impacted early as a recession causes many potential customers to cease using temporary workers. In early 2009, the Company’s internally developed forecasts projected a net loss of several million dollars and a significant reduction in liquidity for the year. Given this outlook the Board and management placed a priority on making changes necessary to position the Company to achieve break-even operations by year-end and to maintain liquidity sufficient to sustain operations. As discussed below, individual goals and incentives were added to the short-term incentive plan for 2009, however the payment of any incentives were conditioned on break-even operations after payment of any management bonuses. For 2010, the Compensation Committee (the “Committee”) has approved the replacement of the stock option portion of the equity awards in the long-term incentive plan with performance share units. These changes are designed to provide appropriate incentives that are intended to help the Company to remain profitable and achieve both short-term and long-term Company objectives with the overall goal of awarding short and long-term compensation that will be fair to both management and the shareholders.

     During 2009, management was successful in reducing selling, general and administrative expenses by $70 million through the closure of 105 branches, and reductions of field management personnel, corporate support services and various program expenses. As a result of these cost cutting efforts the Company was able to achieve net income of $8.8 million in 2009 and significantly strengthen the Company’s liquidity position. See Management’s Discussion And Analysis Of Financial Condition And Results Of Operations in the Company’s 2009 Form 10-K Annual Report for a full discussion and analysis of the challenges addressed in 2009.

     The current executive compensation plans, along with changes made in 2009 and for 2010, are discussed in the following summary and narrative discussions.

Executive Summary

     The following chart summarizes the key components of the compensation program in 2009 and identifies the current status and plans for 2010:

Component	2009 Key Features	2009 Results and plans for 2010
Base Salaries
  2009 base salaries were reduced in March 2009 by 15% for the CEO and 13% for the other NEOs from 2008 levels due to significant downturn in staffing industry
  Base salaries were re-set to 2008 levels in August 2009 in recognition of stabilization of Company business to a profitable level of operation
  Long-term goal is to set base salaries at or near the median of the prevailing salary levels for peer companies indicated in compensation review undertaken by Committee’s compensation consultant
  Base salaries are a key component in short and long-term incentive plans which are set at factors or multiples of base salaries if relevant goals are attained

  2009 Compensation review indicated that base salaries (before the temporary reductions) for NEOs were generally near the 25th percentile of the Company’s peer group
  2010 base salaries will remain at 2008 levels

Short-Term Incentive Plan
  2009 Plan for the CEO is based 50% on Company performance and 50% on the annual evaluation by Governance Committee
  2009 Plan for NEOs other than the CEO is based 50% on Company performance and 50% on four individual performance factors
  Company performance is based on net income and required to be positive after provision for all executive and other management bonuses
  CEO individual performance bonus is based on subjective review of the degree of attainment of nine individual goals for 2009 set by CEO and Governance Committee
  Individual performance goals for NEOs other than CEO were determined on an earned or not earned basis and were capped at 100% of target
  CEO target bonuses are set at 30% of base salary for Company performance goals and 30% for individual performance objectives
  Other NEOs target bonuses are set at 20% for Company performance goals and 20% for individual performance objectives

  Company performance in 2009 exceeded the break-even goal and resulted in attaining 200% of target Company performance bonus for CEO
  (payout equal to 60% of base salary) and other NEOs (payout equal to 40% of base salaries)
  The CEO earned 100% of his individual incentive for 2009 resulting in a payments equal to 30% of base salary
  Each of the other NEOs earned individual performance bonuses ranging from 15% to 20% of base salaries
  The 2010 Plan will have the same target bonuses for the CEO (30% Company performance and 30% individual performance) and other NEOs (20% Company performance and 20% individual performance)
  2010 Company Performance Target will be 110% of 2009 Net Income with 50% threshold participation beginning at 72.5% of target and reaching a 200% maximum bonus if net income reaches or exceeds 145% of target

Long-Term Incentive Plan
  CEO – 2009 Plan:
    1.5x base salary
    50% restricted shares
    50% stock options
  Other NEOs:
    1.0x base salary
    60% restricted shares
    40% stock options
  2009 awards and options valued on February 6, 2009, two days after 2008 year-end earnings release

  Performance Shares/Units to replace Option Shares in 2010
  Three year performance targets based on a matrix of revenue and EBITDA growth
  CEO – 2010 Plan:
    1.5x base salary,
    50% restricted shares
    50% performance shares
  Other NEOs – 1.0x base salary:
    60% restricted shares
    40% performance shares
  2010 restricted shares and performance share units were valued on February 5, 2010 two days after 2009 year-end earnings release

Compensation Philosophy - Objectives of the Executive Compensation Programs

     The objective of our compensation program for executive officers is to provide significant incentives which attract, motivate, and retain key executives and reward them for developing and pursuing the strategies and obtaining the objectives proposed by management and set by the Board with the overall objective of generating long-term rewards for our shareholders. Our compensation programs are annually reviewed and modified, as appropriate, in order to be closely integrated with Company strategies and objectives for the ultimate purpose of growing shareholder value on a long-term basis.

     Our compensation philosophy has historically based a significant portion of executive compensation on the Company’s overall performance, while including within the short-term and long-term incentive plans performance goals, measurements and discretion that take into account the individual performance of each executive. The combination of base salaries and the short-term and long-term incentive plans are intended to provide an opportunity for executives to earn competitive compensation which over time will correlate with overall Company performance. The three components are intended to provide executive compensation that is competitive with the long-term goal of placing the executives at or near the median for total compensation received for comparable positions at the companies included in the surveys and studies described below. In designing and implementing the various compensation components the Committee focuses very carefully on achieving balanced programs that are fair and competitive taking into account the interests of the shareholders as well as the executives.

     Changes implemented for 2009 and 2010 are discussed below.

Benchmarking and Competitive Compensation

     In recent years the Committee has followed the practice of retaining its own compensation consultant to provide a review of its executive compensation programs every two years. The information is considered by the Committee but does not directly determine any of the Company’s actual compensation arrangements. The Committee believes that on a long-term basis, in order to attract and retain key executives, it needs to provide executive compensation programs that provide compensation opportunities that will place our executives at or near the median or 50th percentile of the Company’s peer group. The Committee recognizes that our Company is in a highly cyclical business and during difficult economic periods it will not be possible to obtain the desired median level of compensation on a short-term or even long-term basis unless the Company achieves sustained long-term growth that is reflected in the increased value of its shares.

     At a November 2009 meeting the Committee received a presentation from Mercer Human Resources Consulting relating to base salaries, actual and target short-term incentives, long-term incentives and total direct compensation. The presentation was based on information compiled from both published salary surveys and a peer group compiled by Mercer based on input from Committee members. The peer group is essentially the same as the group identified in the Committee’s 2007 review with the deletion of ABM (due to increased size) and Westaff Inc (no longer public). Although the peer group differs in many respects from the Company, the companies were selected because they are engaged in staffing or functionally similar industries which operate national branches and share similar revenue (50% to 200% of the Company’s), market cap, total assets and core employee demographics:

Administaff Company	MPS Group Inc.
CDI Corp	Resources Connection Inc.
Dollar Thrifty Automotive GP	RSC Holdings Inc.
G&K Services Inc.	Spherion Corp
Hudson Highland Group Inc.	Unifirst Corp
Kforce Inc.	Volt Info Sciences Inc.

     The data from this peer group was combined with national published surveys compiled by Mercer (Mercer Benchmark Database) and Watson Wyatt Data Services (Top Management Compensation Report). The results of the 2009 combined survey and peer group review are referenced in the following descriptions of the different compensation components.

Design of Compensation Programs

     Two major elements to our compensation program – the short-term incentive plan and the long-term incentive plan – are reviewed and determined annually. The third major element – base salary – is reviewed and determined every two years.

     Base Salaries

     In 2009, base salaries for the NEOs as a group totaled $1,716,408 or 34% of “Total Compensation” as calculated for the Summary Compensation Table below.

     The Committee’s policy is to review base salaries every two years. As a result of a similar review in the fall of 2007 the base salary for our Chief Executive Officer was set at $550,000 for 2008 and the base salary for each of the other NEOs was set at $300,000. At its February 2009 meeting, the Committee concurred in a proposal by the Chief Executive Officer to reduce his 2009 base salary by 15% and reduce the base salaries for all other executive officers by 13%. Similarly, the Board reduced its cash retainer and meeting fees by 15%. Both the executive base salaries and the director fees were reinstated to the 2008 levels in August 2009 in recognition of the Company’s return to profitability.

     Based on the 2009 Mercer review, our Chief Executive Officer’s base salary is at the 25 percentile and the other NEOs are at or close to the 25th percentile. At its November 2009 meeting the Committee decided to make no changes in base salaries, thus all of the NEOs will continue at the 2008 base salary levels. The Committee concluded that in the current difficult economic environment the resulting salaries represented an appropriate balance between the interests of the shareholders and the executives, especially taking into account the current challenges faced by the Company.

     Base compensation provides minimum cash compensation necessary to attract and retain executives. Base salaries are also a key component of the overall compensation program since it is utilized in determining awards under both the short-term and long-term incentive plans. The awards under those plans are determined by multiplying base compensation by a percentage or factor in addition to other objective and subjective adjustments as described below. Thus maintaining the current base salaries will also have the effect of moderating the potential payouts under both the short-term and long-term plans.

     Short-Term Incentive Plans

     Our short-term incentive plan is intended to provide incentives for achieving Company and individual goals for the immediate fiscal year.

     2009 Short-Term Incentive Plan

     In 2009, short-term incentives for the NEOs as a group totaled $1,170,000 or 23% of “Total Compensation” as calculated for the Summary Compensation Table below.

     Staffing companies are especially challenged during recessionary periods as businesses cut back on or cease using temporary help. In recognition of the significant problems facing the Company and the staffing industry in general due to the current economic crisis, the Committee concluded that changes to the Short-Term Incentive Plan were necessary. Because the Company’s internally developed forecasts projected a net loss of several million dollars and a significant reduction in liquidity for 2009, and achieving break-even performance would be extremely challenging, it was critical to establish a meaningful and attainable short-term incentive plan to provide appropriate incentives to achieve break-even or better operating performance.

     The short-term targets for 2007 and 2008 had been based solely on company targets requiring year-to-year growth in net income. The targets were not attained in either of those years, and other than Mr. Wheeler’s partial bonus in 2007, no NEO received a bonus for 2007 or 2008. The short-term incentive bonus for 2009 for each executive was based on a combination of Company target performance and individual performance goals. Individual performance goals were added to enhance the focus by executives on the management of critical matters for which they had direct or shared responsibility. Under the 2009 plan no short-term incentive bonuses, whether based on Company or individual performance, could be earned unless the Company was profitable after taking into account payment of any and all management bonuses. The individual target bonuses were divided between Company and individual performance, so that the Chief Executive Officer had a Company performance target bonus of 30% of base salary and an individual performance target bonus of 30% of base salary. Targets for other NEO bonuses were set at 20% of base salary for the Company performance and 20% for the individual performance.

     The Company performance target was set at break-even and incentive payments were to be accrued only if the final effect resulted in positive net income. Once 100% of the Company based performance targets were attained the NEOs accrued additional short-term incentive payments which were capped at 200% of the target for the Company based performance target. Net income for 2009 was $8.8 million, which substantially exceeded the break-even target and earned the maximum Company based performance incentive for 2009 resulting in aggregate payments to the NEOs of $1,170,000.

     The Chief Executive Officer’s individual performance bonus was based on a review of nine performance goals which were developed with the direction of the Governance Committee involving areas of responsibilities such as: (i) financial performance, (ii) cost management, (iii) liquidity, (iv) revenue growth strategy and results, and (v) strategy development and implementation. At the end of the year the Chief Executive Officer completed a subjective self evaluation of his performance in the nine areas. This was provided to each member of the Governance Committee, which consists of all the independent directors. Each independent director reviewed and provided his or her own subjective evaluations. The Governance Committee met and discussed each performance area, the Chief Executive Officer’s self evaluation and the evaluations of each of the independent directors. After further review and discussion the Governance Committee unanimously concluded that based on all the facts and circumstances the Chief Executive Officer had performed at a level that entitled him to receive his full individual performance bonus of $165,000.

     The individual performance targets for each of the other NEOs were based on a review of four performance goals which were developed by the Chief Executive Officer and approved by the Committee. For the executives with operating responsibilities (Messrs. Larkin and Wheeler) their goals consisted of revenue, profitability, and temporary employee accident rates for the brands which they are responsible for (Labor Ready in the case of Larkin and PlaneTechs, CLP, and Centerline in the case of Wheeler) and an individual discretionary performance review by the Chief Executive Officer. For the executives with corporate wide responsibilities (Messrs. Gafford and Defebaugh) their goals consisted of cost management for specific cost centers under their respective management and for all support centers, completion of a new information system, and an individual discretionary performance review by the Chief Executive Officer. Each of the four relevant performance areas was determined on an earned (100%) or unearned (0%) basis. Based on the Chief Executive Officer’s recommendation, as approved by the Committee, it was determined that Mr. Wheeler satisfied all four of his performance factors and that each of the other three NEOs satisfied three of their four performance factors.

     According to the Mercer survey total cash compensation (base salary plus short-term incentive) for 2009 was at the 25th percentile for the Chief Executive Officer and at or below the 25th percentile for the other NEOs.

     2010 Short-Term Incentive Plan

     The Short-Term Incentive Plan for 2010 will be similar to the Plan in effect for 2009 in that it will include both Company based performance targets and individual based performance targets for each of the NEOs. The Company and individual target bonuses will remain the same: 30% of base salary based on Company performance and 30% of base salary based on individual performance for the Chief Executive Officer and 20% of base salary based on Company performance and 20% of base salary based on individual performance targets for the other NEOs.

     The Committee believes that it will be challenging for the Company to maintain operations at a break-even level in 2010. Accordingly, to the extent individual performance goals are met, the individual performance bonuses may be paid, but only if payment does not result in a net loss. The maximum individual incentive aggregate bonuses for the NEOs will be $405,000, the same as in 2009. The 2010 Company performance target is net income of $9.7 million, which will require a 10% improvement over 2009 net income, with 50% payout if net income is 72.5% of target and the 200% maximum participation being reached if net income reaches 145% of target. The maximum aggregate Company based performance incentive for the NEOs as a group would be $1,215,000. Given the present outlook for the staffing industry the Committee believes that it will be very challenging to meet the Company performance target for 2010.

     The individual incentive for our Chief Executive Officer for 2010 will be determined in substantially the same process as in 2009. At the end of the year the Governance Committee will undertake a subjective review of his performance primarily measured against goals for 2010 which are in the process of being reviewed and approved by the Governance Committee. The individual incentive cannot exceed 30% of the Chief Executive Officer’s base salary.

     The individual incentives for each of the other NEOs will require satisfaction of goals for which they have direct involvement. Messrs. Wheeler and Larkin will have multiple goals based on attaining minimum revenue and profitability for the brands under their management, both on an annual and quarterly basis, and based on temporary employee accident rates. Messrs. Gafford and Defebaugh will have three goals: cost management at or below budget for support service under their direct management, cost management at or below budget for all corporate support services and special projects established by the Chief Executive Officer related to their respective responsibilities.

     Long-Term Executive Equity Incentive Plan

     In 2009, the aggregate value of the equity awards under the long-term incentive plan to the NEOs was $2,145,013, or 42% of “Total Compensation” as calculated for the Summary Compensation Table below.

     The Long-Term Executive Equity Incentive Program is designed to align the interest of the executives with that of the shareholders. The combination of vesting requirements and stock ownership guidelines promote retention and a long-term commitment to the Company. It has historically provided the most significant portion of executive compensation based on grant date valuations. Sustained growth in the value of the Company’s stock provides the means for executives to accumulate meaningful wealth.

     2007-2009 Long-Term Equity Program

     The long-term executive equity incentive awards included in the Summary Compensation Table for the years 2007-2009, were designed to align the long-term interests of the NEOs with the other shareholders, and was first implemented in 2004 as part of a study by the Committee. The annual awards during 2007-2009 consisted of annual grants of restricted stock and stock options together with the ownership retention guidelines discussed below. The Committee, in conjunction with its consultant, after a review of data compiled from compensation studies from prior years, determined that the annual equity awards should be set at multiples of base compensation, ranging from 1.0 to 1.5 depending upon the executive position. Annual stock and option awards have been subject to various vesting requirements to achieve the right balance between the effective and fair compensation for executives while furthering the goal of aligning the executives’ interest with those of the other shareholders.

     The Committee believed that the use of stock options and restricted stock, taking into account applicable vesting requirements, closely aligned executive compensation with the value to be received by shareholders during the same period. The option awards provided the executive with a benefit only if the value of Company shares increases over the exercise price of the options, but potentially provided greater leverage since more shares are included in an option grant than in a grant of restricted stock. The value of the restricted stock will fluctuate with the value of Company shares and provides a benefit and incentive even if the value of the Company’s shares decline but has less upside potential than stock options since fewer shares are awarded in a restricted stock award having an equivalent initial value.

     The Company values and determines the number of shares to be received in each annual equity award based on the closing price on the second full trading day after the announcement of the Company’s fourth quarter and year-end financial results. The awards for 2009 were priced based on the closing price of the Company’s common stock on February 6, 2009.

     Newly named executive officers may also receive an equity award in connection with their initial hiring or upon a promotion. In each case the equity award is valued as of the effective date of such hiring or promotion. There were no newly named NEOs in 2009.

     The valuations of the equity awards for 2007-2009 are based on the valuations included in the Summary Compensation Table which were determined in accordance with FASB ASC Topic 718 based on the aggregate grant date fair values in each of the respective years. This reflects a change required by the Securities and Exchange Commission from the values included in the Summary Compensation Table for prior years which was based on the expense allocated for financial accounting purposes.

     Based on the Mercer review, the long-term incentive targets of awarding equity with a deemed value of 1.5 times base salary for our Chief Executive Officer and awarding equity with a deemed value of 1.0 times base salary for the other NEOs generally fall between the 25th percentile and the market median.

     2010 Long-Term Equity Program – Performance Share Units

     The major change for 2010 is the replacement of the option portion of the Long-Term Equity Program with performance share units. Our Chief Executive Officer will continue to receive a total equity award having a deemed value equal to 1.5 times his base compensation with 50% in the form of performance share units and 50% in the form of time-based restricted shares. The other NEOs will continue to receive a total equity award having a deemed value equal to 1.0 times their respective base compensation with 40% of their annual equity award in the form of performance share units and the remaining 60% in the form of time-based restricted shares. For the purpose of calculating the number of performance share units to be awarded, a per unit value equal to 80% of the grant date value of the Company’s common stock was used. This was recommended by our compensation consultant in order to reflect the contingent nature of the units. The restricted shares will continue to be valued at the full grant date value and will be otherwise administered as described above for past years. The grant date value will continue to be the closing market value on the second trading day after the announcement of fourth quarter and year-end results, which this year was February 5, 2010.

     For accounting purposes, the Company treats performance shares in a manner similar to restricted shares – grant awards are recorded at the maximum number of shares that could vest, but the compensation expense is only recorded for the amount of shares expected to vest. Management has determined that the target number of shares will vest and be distributed to NEOs in three years. Therefore, in accordance with FASB ASC Topic 718, we expense one-third of the grant date value of the anticipated amount of shares expected to vest each year during the performance period. If, during the performance period, management’s estimate of the likely achievement of the performance goals change, a cumulative change in the expenses will also be made at the time of the change in the estimate.

     Performance share units will vest and be converted into Company common shares only if certain average growth rates for the Company’s revenue and earnings before interest, taxes, depreciation and amortization (EBITDA) are met at the completion of fiscal year 2012. Minimum, target, and maximum conversation rates have been established according to potential growth results for the company as set forth on the following table:

		Average Annual Revenue Growth
		Minimum	Target	Maximum
		3%	6%	9%
Maximum	27%	100%	125%	150%
Target	18%	75%	100%	125%
Minimum	9%	50%	75%	100%

     The table is based on three growth models that the Company developed for planning purposes, with a base case used as the target, a more aggressive model representing the maximum and a more conservative model representing the minimum. The growth models were developed with the help of a nationally recognized economic planning firm; however, the growth targets are not intended in any way to represent forecasts or prediction of future results which will be greatly influenced by the general economy and a number of factors beyond the control of and predictability of the Company.

     The number of performance share units earned at the end of 2012 will be determined by the three year average growth in revenue and EBITDA. If the three year average growth of revenue averages 3% and the three year average growth of EBITDA equals 9% the participants would earn the minimum or 50% of their respective performance share units. A three year average growth in revenue of 6% and three year average growth of EBITDA of 18% would earn the full target award or shares equal to 100% of the performance units. A three year average growth in revenue of 9% or more and a three year average grown in EBITDA of 27% or more would earn the maximum or 150% of the performance share units awarded. Growth rates falling within the matrix will earn an interpolated percentage of the performance units granted.

     The replacement of options with performance share units is intended to both more closely align the interests of the executives with our shareholders and also to provide significant awards for and incentives to achieve acceptable long-term growth in revenue and EBITDA that should be reflected in long-term growth in the value of the Company’s shares.

Total Compensation – Internal Equity

     As part of its annual review the Committee also concluded that the ratio between the total compensation that may be earned by the Chief Executive Officer and the total compensation that may be earned by the NEOs was in its opinion equitable based on the facts and circumstances known at that time. The Mercer survey indicated that Target Total Compensation (Target Total Cash Compensation plus Target Long-Term Incentive grant values) is generally between the 25th percentile and market medians for the Chief Executive Officer and the other NEOs.

Compensation Risk Analysis

     The Committee reviewed the Company’s various compensation plans and has concluded that they are not reasonably likely to have a material adverse effect on the Company. As discussed above, the largest portion of the executive compensation for the NEOs is received under the Long-Term Executive Equity Incentive Plan, which includes vesting or performance requirements and provides meaningful benefits primarily as a result of sustained long-term growth of the Company’s stock. The current short-term incentive plans focus on multiple goals such as brand revenues and income, cost management and worker safety and provide modest awards for achievement of the goals. Incentive plans for employees other than the NEOs are based on similar balanced goals, and are administered under the supervision of executive officers and provide awards that are relatively modest.

Stock Ownership Guidelines

     The Committee has adopted the following stock ownership guidelines for executives that are based on a multiple of base salary:

Level	Guideline
Chief Executive Officer	Shares with a fair market value equal to three times base salary
Executive Vice Presidents	Shares with a fair market value equal to two times base salary
Vice Presidents	Shares with a fair market value equal to one times base salary

     Executives are expected to achieve their targets within five years of becoming subject to the ownership guidelines. The guidelines may be satisfied by shares owned outright (regardless of whether acquired through a Company plan or other acquisition), unvested restricted shares or shares held in the executives’ account under the Company’s employee stock purchase or 401(k) plans. Compliance with the guidelines, as well as the value of the Company shares, will be determined on an annual basis as of the effective date of the grants of the Company restricted stock under the long-term incentive program described above. Executives who have not satisfied the applicable guideline after becoming subject to it will be required to retain 50% of the net (after applicable taxes) amount of their shares on each vesting date for their restricted stock awards.

Change in Control Agreements

     In 2006, at the suggestion of a member of the Committee, outside counsel and Mercer were engaged to assist in the development of change in control agreements. These agreements are described in greater detail under “Potential Payments upon Termination or Change in Control” below, and were approved by all of the independent directors. The change in control agreements are intended to protect the interests of the Company’s shareholders by providing short-term security for the executives in the event management and the Board are presented with a business combination or other opportunity that is determined to be in the best interest of the Company’s shareholders. The Committee designed the change in control agreements to achieve a balance between the benefits of providing executives with security and the potential impact on the shareholders. The major provisions included to achieve this balance include:
  the change in control agreements require a “double trigger,” i.e., both a change in control and either an involuntary termination by the Company or a termination for good reason by the executive;
  the basic benefit is limited to an amount equal to two times (three times in the case of the Chief Executive Officer) the sum of (i) the executive’s annual base salary rate in effect for the year in which the termination date occurs, (ii) the executive’s short-term incentive target award; plus (iii) the immediate vesting of outstanding, unvested equity awards;
  the effective cost is further controlled by a “modified cap” which provides that if the “parachute” amount payable would trigger an excise tax under Section 4999 of the Internal Revenue Code then the amount required to be paid is the greater of the cut-back parachute payment or 90% of the full parachute payment after taxes;
  the Company is not obligated to pay a “gross up” in the event excise taxes are payable; and
  the executives agreed to restrictive covenants including non-competition, non-solicitation, non-disparagement and confidentiality.
     In addition to the three basic components of the Company’s compensation program and the change in control agreements, the Committee also approved and adopted the Company’s Nonqualified Deferred Compensation Plan during 2006.

Nonqualified Deferred Compensation Plan

     The NEOs, in addition to certain other eligible executives, are entitled to participate in the TrueBlue Nonqualified Deferred Compensation Plan (the “Deferral Plan”). Pursuant to the Deferral Plan, eligible employees can defer up to 50% of base salary and up to 75% of amounts received under the short-term incentive plan. Under the Deferral Plan the Company may make discretionary matching contributions which, if made, will be designed to provide a benefit generally equivalent to matching benefits that the Company generally makes available to its employees, but was not able to make under its 401(k) Plan for executive officers due to limitations that apply to highly compensated employees. Although the Company plans to invest deferred amounts in separate investment funds managed by third parties it is not required to do so and all deferred amounts are subject to the risk of loss in the event that the Company becomes insolvent. The Deferral Plan is administered by a benefits committee consisting of Company employees and NEOs who are eligible to participate on the same basis as other eligible employees. For the reasons discussed above the Committee believes that the Deferral Plan is a reasonable benefit for the NEOs and does not impose any significant risk to or burden on the Company. In February 2009 the Board of Directors decided to suspend Company contributions to its 401(k) Plan and the Deferral Plan.

Tax and Accounting Implications

     Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code limits the Company’s ability to deduct certain compensation over $1 million paid to the NEOs unless such compensation is based on performance objectives meeting certain criteria or is otherwise excluded from the limitation. The Committee believes that it is generally in the Company’s best interests to comply with Section 162(m) and expects that most of the compensation paid to the NEOs will be under the $1 million limit, eligible for exclusion (such as stock options and performance units), or based on other qualified performance objectives. However, notwithstanding this general policy, the Committee also believes that there may be circumstances in which the Company’s interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Section 162(m). Accordingly, it is possible that some compensation paid to the named executive officers may not be deductible, such as the restricted stock portion of the long-term executive equity incentive plan to the extent that the aggregate of non-exempt compensation exceeds the $1 million level.

     Nonqualified Deferred Compensation

     On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements by adding a new Section 409A to the Internal Revenue Code. The Company is operating in compliance with the statutory provisions regarding nonqualified deferred compensation arrangements.

     Accounting for Stock-Based Compensation

     Since December 31, 2005, the Company has accounted for stock-based payments, including its Stock Option Program, Long-Term Stock Grant Program, Restricted Stock Program and Stock Award Program in accordance with the requirements of FASB ASC 718.

Compensation Committee Membership and Processes

The Compensation Committee

     Compensation for our executives is determined by the Compensation Committee which consists of Thomas McChesney, Chair, William Steele and Craig Tall. As discussed under the “Corporate Governance” section, each of the members satisfies all of the independence requirements of the New York Stock Exchange. Each member also meets applicable requirements under the regulations issued by the Securities and Exchange Commission as “non-employee directors” and the Internal Revenue Service as “outside directors.”

     The Committee’s mission, as stated in its Charter, is “to further shareholder value by helping to create compensation plans that provide financial incentives to employees for producing results that fairly reward shareholders.”

     The Committee has regularly scheduled in-person meetings each quarter and has additional in-person or telephonic meetings as appropriate. During 2009 the Committee met seven times. The agenda for each meeting is set by the Chair. The Committee has full authority to directly retain the services of outside counsel and compensation consultants and has done so on a regular basis. Our Chief Executive Officer and other NEOs have also attended portions of Committee meetings in order to provide information and help explain data relating to matters under consideration by the Committee but are not present during deliberations or determinations of their respective compensation or during executive sessions which occur in connection with each meeting. Outside counsel also regularly attends Committee meetings.

     Prior to each regular meeting the Committee receives and reviews meeting materials including the agenda, minutes from prior meetings, a summary of outstanding equity awards and other briefing and background materials relating to agenda items. Tally sheets for each of our NEOs are made available to the Committee for each meeting at which the Committee considers material changes to existing compensation arrangements or exercises discretion under existing plans. The tally sheets summarize: (i) all material aspects of the executive compensation program for each NEO for the last two full years as well as year-to-date information for the current year including base salary, cash awards under the short-term incentive plan, equity awards (restricted stock and option grants) under the long-term incentive plan and all other miscellaneous compensation and benefits; (ii) equity ownership information for the last two years and the current year including current holdings, option vestings and exercises, restricted stock vestings, and any other purchases or sales of our stock; and (iii) amounts payable to NEOs in the event of termination under various scenarios, including voluntary and involuntary termination with and without cause or good reason. The regular availability of tally sheets provides the Committee with up to date and relevant information and has enabled the Committee members to assess the effect of individual decisions and new proposals in the context of the existing programs and prior awards and benefits taken as a whole. No specific changes were made as a result of maintaining the tally sheets but the availability of the information has proven to be a valuable and convenient reference source.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee:

Thomas E. McChesney, Chair
William W. Steele
Craig E. Tall

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is comprised entirely of independent directors. During 2009, none of the Company’s executive officers served as a member of a compensation committee or board of directors of any other entity which had an executive officer serving as a member of the Company’s Board of Directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table shows all compensation paid by the Company in fiscal 2007, 2008, and 2009 to our Chief Executive Officer, Chief Financial Officer, and the other three most highly paid executive officers. All individuals listed in the following table are referred to in this Proxy Statement as the “Named Executive Officers” or “NEOs.” Annual Compensation includes amounts deferred at the NEO’s election.

						Change in
						Pension
					Non-Equity	Value and
			Stock	Option	Incentive Plan	Deferred
Name and			Awards	Awards	Compensation	Compensation	All Other
Principal Position	Year	Salary	(1)	(2)	(3)	(4)	Compensation	Total
Steven C. Cooper	2007	$425,000	$318,750	$343,740	—	—	$4,014 (5)	$1,091,504
President and	2008	$545,194	$412,504	$412,081	—	—	—	$1,369,799
Chief Executive Officer	2009	$536,252	$412,501	$412,504	$495,000	—		$1,856,257
Derrek L. Gafford	2007	$250,001	$150,000	$161,760	—	—	$3,875 (6)	$565,636
Executive Vice President	2008	$298,077	$179,997	$120,000	—	—	—	$598.074
and Chief Financial Officer	2009	$295,039	$180,002	$120,000	$165,000	$15,168		$775,208
James E. Defebaugh	2007	$275,001	$165,000	$177,936	—	—	$288,780 (7)	$906,717
Exec. V.P., Secretary	2008	$299,039	$179,997	$120,000	—	—	$23,406 (8)	$622,442
and General Counsel	2009	$295,039	$180,002	$120,000	$165,000	—	$865 (6)	$760,040
Wayne Larkin	2007	$250,001	$225,000	$134,800	—	—	$9,056 (9)	$618,857
President of Labor Ready	2008	$298,077	$299,992	$120,000	—	—	$680 (10)	$717,949
	2009	$295,039	$180,002	$120,000	$165,000	$7,371		$767,411
Noel S. Wheeler	2007	$250,000	$150,000	$161,760	$37,500	$2,597	$3,875 (6)	$605,732
Executive Vice President,	2008	$294,424	$179,997	$120,000	—	—	—	$594,421
TrueBlue Operations	2009	$295,039	$300,002	$120,000	$180,000	$33,420		$928,461
____________________

(1)
This column represents the aggregate grant date fair value of restricted shares granted to each of the NEOs in 2007, 2008, and 2009 computed in accordance with FASB ASC Topic 718. The amounts are calculated using the closing price of our stock on the grant date. These amounts do not necessarily correspond to the actual value that will be realized by the NEO. For additional information, refer to Note 12 to the Notes to Consolidated Financial Statements found in Item 8 of Part II of our 2007 and 2008 Form 10-K and Note 14 to the Notes to Consolidated Financial Statements found in Item 8 of Part II of our 2009 Form 10-K (listed under Stock Based Compensation). Additional information regarding the shares of restricted stock granted to our NEOs during 2007, 2008, and 2009 is set forth in the Grants of Plan-Based Awards Table. The amounts reported for 2008 and 2007 for all NEOs have been restated to reflect the aggregate grant date fair value for the respective years, in accordance with new SEC rules.

(2)
This column represents the aggregate grant date fair value of stock options granted to each of the NEOs in 2007, 2008, and 2009 computed in accordance with FASB ASC Topic 718. The values were calculated using an estimated Black-Scholes valuation model. These amounts do not necessarily correspond to the actual value that will be realized by the NEO. For additional information, refer to Note 12 to the Notes to Consolidated Financial Statements found in Item 8 of Part II of our 2007 and 2008 Form 10-K and Note 14 to the Notes to Consolidated Financial Statements found in Item 8 of Part II of our 2009 Form 10-K (listed under Stock Based Compensation). Additional information regarding the stock options granted to our NEOs during 2007, 2008, and 2009 is set forth in the Grants of Plan-Based Awards Table. The amounts reported for 2008 and 2007 for all NEOs have been restated to reflect the aggregate grant date fair value for the respective years, in accordance with new SEC rules.

(3)
The amounts set forth in this column for the respective fiscal year were earned during such fiscal year and paid in the early part of the corresponding subsequent fiscal year to each of the NEOs under our Short-Term Incentive Plan. For additional information on the determination of the amounts related to Non-Equity Incentive Plan Compensation, see the discussion above in the Compensation Discussion and Analysis entitled, “Short-Term Incentive Plan.”

(4)
These amounts represent the “above market” earnings on contributions to the Company’s deferred compensation plan, described in more detail below in the section regarding Nonqualified Deferred Compensation.

(5)	This amount represents $680 in a gift card, $3,334 in spousal travel,

(6)	These amounts represent 401(k) matching funds paid to the NEO.

(7)	This amount represents $2,812 paid in 401(k) matching funds, $4,495 for a 2006 tax shortfall, and $281,473 in relocation expenses paid to or on behalf of the NEO.

(8)	This amount represents a tax reimbursement related to relocation expenses.

(9)	This amount represents $680 in a gift card, $4,501 in spousal travel, and $3,875 in 401(k) matching funds.

(10)	This amount represents $680 in a gift card.

Grants of Plan-Based Awards

     The following table provides information about equity awards granted and non-equity awards paid to the NEOs in 2009. In the columns labeled as Estimated Future Payouts Under Non-Equity Incentive Plan Awards, this table quantifies potential awards under the Short-Term Incentive Plan discussed in the Compensation Discussion and Analysis. In the columns labeled below as Estimated Future Payouts Under Equity Incentive Plan Awards, this table quantifies actual stock option and restricted stock grants made to named executive officers under the Long-Term Executive Equity Incentive Plan discussed in the Compensation Discussion and Analysis. For additional information about the non-equity incentives and option awards and restricted stock awards, see the description of incentive compensation in the Compensation Discussion and Analysis.

								Exercise or	Grant Date
						Estimated Future		Base Price	Fair Value
						Payouts Under Equity		of Option	of Stock
		Action	Estimated Future Payouts Under			Incentive Plan		Awards	and Option
	Grant	Date	Non-Equity Incentive Plan Awards			Awards		($/Share)	Awards
Name	Date	(1)	(2)			(3)		(4)	(5)
			Threshold	Target	Maximum	Stock	Restricted
						Options	Stock
Steven C. Cooper		4/10/09	$330,000	$330,000	$495,000
	2/6/2009					132,212		$9.08	$412,501
	2/6/2009						45,430		$412,504
Derrek L. Gafford		4/10/09	$120,000	$120,000	$180,000
	2/6/2009					38,462		$9.08	$120,000
	2/6/2009						19,824		$180,002
James E. Defebaugh		4/10/09	$120,000	$120,000	$180,000
	2/6/2009					38,462		$9.08	$120,000
	2/6/2009						19,824		$180,002
Wayne Larkin		4/10/09	$120,000	$120,000	$180,000
	2/6/2009					38,462		$9.08	$120,000
	2/6/2009						19,824		$180,002
Noel S. Wheeler		4/10/09	$120,000	$120,000	$180,000
	2/6/2009					38,462		$9.08	$120,000
	2/6/2009						19,824		$180,002
	7/24/2009						9,310		$120,006
____________________

(1)	This column reflects the date that the Compensation Committee approved the Company performance target and individual target incentive percentages pursuant to the Short-Term Incentive Plan.

(2)
These columns show what the potential payout for each NEO was under the Short-Term Incentive plan in 2009, if the threshold, target, or maximum goals were satisfied for all performance measures. The potential payouts were performance-driven and therefore completely at risk. The threshold and target amounts are equal because the target amount represented the minimum Company profitability which could result in a bonus being paid. For actual payouts under the Short-Term Incentive plan in 2009, please see the Summary Compensation Table, above. The business measurements, performance goals, and salary multipliers for determining the payout are described in the Compensation Discussion and Analysis, above.

(3)
This column shows the number of stock options and restricted stock awards granted in 2009 to the NEOs under the Long-Term Incentive plan. The 2009 stock options vest in full three years after the date of grant. The 2009 restricted stock awards vest in equal installments over three years.

(4)	This column shows the exercise price for the stock options granted, which was the closing price of Company stock on the grant date indicated.

(5)
This column shows the grant date fair value of equity awards in accordance with FASB ASC Topic 718. For restricted stock, fair value is calculated using the closing price of Company stock on the date of grant. The closing price of Company stock on February 6, 2009 was $9.08. For options, the fair value is calculated using the Black-Scholes value on the grant date which was estimated to be $3.12 per option granted for all 2009 option grants. For additional information, refer to Note 14 to the Notes to Consolidated Financial Statements found in Item 8 of Part II of our 2009 Form 10-K (listed under Stock Based Compensation).

Outstanding Equity Awards at Fiscal Year-End

     The following table provides information on the holdings of stock option and restricted stock awards to the NEOs as of December 25, 2009. This table includes unexercised and unvested option awards and unvested shares of restricted stock. Each equity grant is shown separately for each named executive. The option exercise price shown below reflects the closing market price of the Company’s stock on the date of the grant. The market value of the restricted stock awards is based on the closing market price on December 25, 2009, which was $14.97. For additional information about the option awards and restricted stock awards, see the description of equity incentive compensation in the Compensation Discussion and Analysis. The vesting schedule for each grant is shown following this table, based on the option or restricted stock award grant date. Grants that are not listed in the vesting schedule are 100% vested.

	Option Awards					Restricted Stock Awards
		Number of	Number of
		Securities	Securities				Number of
		Underlying	Underlying				Shares or Units	Market Value of
		Unexercised	Unexercised	Option	Option		of Stock That	Shares or Units of
	Grant	Options	Options	Exercise	Expiration	Grant	Have Not	Stock That Have Not
Name	Date	Exercisable	Unexercisable	Price	Date	Date	Vested	Vested
Steven C. Cooper	1/3/05	25,970		$16.98	1/3/2012	5/17/06	2,500	$37,425
	1/3/06	38,251		$21.24	1/3/2013	2/2/07	5,597	$83,787
	2/2/07		5,268	$18.98	2/2/2014	2/1/08	18,518	$277,214
	2/2/07		45,732	$18.98	2/2/2014	2/6/09	45,430	$680,087
	2/1/08		78,583	$14.85	2/1/2015
	2/1/08		6,734	$14.85	2/1/2015
	2/6/09		121,198	$9.08	2/6/2016
	2/6/09		11,014	$9.08	2/6/2016
Derrek L. Gafford	1/3/05	15,000		$16.98	1/3/2012	2/2/07	2,634	$39,431
	1/3/06	29,644		$21.24	1/3/2013	2/1/08	8,080	$120,958
	2/2/07		18,732	$18.98	2/2/2014	2/6/09	19,824	$296,765
	2/2/07		5,268	$18.98	2/2/2014
	2/1/08		18,086	$14.85	2/1/2015
	2/1/08		6,734	$14.85	2/1/2015
	2/6/09		27,448	$9.08	2/6/2016
	2/6/09		11,014	$9.08	2/6/2016
James E. Defebaugh	1/3/06	27,174		$21.24	1/3/2013	2/2/07	2,897	$43,368
	2/2/07		5,268	$18.98	2/2/2014	2/1/08	8,080	$120,958
	2/2/07		21,132	$18.98	2/2/2014	2/6/09	19,824	$296,765
	2/1/08		18,086	$14.85	2/1/2015
	2/1/08		6,734	$14.85	2/1/2015
	2/6/09		27,448	$9.08	2/6/2016
	2/6/09		11,014	$9.08	2/6/2016
Wayne Larkin	1/3/06	24,704		$21.24	1/3/2013	2/2/07	2,195	$32,859
	2/2/07		14,732	$18.98	2/2/2014	9/5/07	2,462	$36,856
	2/2/07		5,268	$18.98	2/2/2014	2/1/08	8,080	$120,958
	2/1/08		18,086	$14.85	2/1/2015	5/14/08	6,516	$97,545
	2/1/08		6,734	$14.85	2/1/2015	2/6/09	19,824	$296,765
	2/6/09		27,448	$9.08	2/6/2016
	2/6/09		11,014	$9.08	2/6/2016
Noel S. Wheeler	1/3/06	29,644		$21.24	1/3/2013	2/2/07	2,634	$39,431
	2/2/07		5,268	$18.98	2/2/2014	2/1/08	8,080	$120,958
	2/2/07		18,732	$18.98	2/2/2014	2/6/09	19,824	$296,765
	2/1/08		18,086	$14.85	2/1/2015	7/24/09	9,310	$139,371
	2/1/08		6,734	$14.85	2/1/2015
	2/6/09		27,448	$9.08	2/6/2016
	2/6/09		11,014	$9.08	26/2016

Vesting Schedule for Outstanding Awards at Fiscal Year-End Table

     Vesting schedules are provided below for grants that were not 100% vested as of December 25, 2009.

Grant Date	Option Awards Vesting Schedule	Grant Date	Stock Awards Vesting Schedule
2/2/07	100% vests on 3rd anniversary of award	5/17/06	25% vests each year for 4 years
2/1/08	100% vests on 3rd anniversary of award	2/2/07	33% vests each year for 3 years
2/6/09	100% vests on 3rd anniversary of award	9/5/07	25% vests each year for 4 years
		2/1/08	33% vests each year for 3 years
		5/14/08	25% vests each year for 4 years
		2/6/09	33% vests each year for 3 years
		7/24/09	33% vests each year for 3 years

Option Exercises and Stock Vested

     The following table provides information for the NEOs on: (1) stock option exercises during 2009, including the number of shares acquired upon exercise and the value realized; and (2) the number of shares acquired upon the vesting of restricted stock awards and the value realized each before payment of any applicable withholding tax and broker commissions. The value realized represents long-term gain over many years; which is not part of 2009 compensation.

	Option Awards		Stock Awards
	Number of Shares	Value Realized on		Value Realized
	Acquired on	Exercise	Number of Shares	on Vesting
Name	Exercise	(1)	Acquired on Vesting	(2)
Steven C. Cooper	—	—	20,395	$180,612
Derrek L. Gafford	—	—	10,528	$101,558
James E. Defebaugh	—	—	10,596	$101,803
Wayne Larkin	—	—	9,427	$127,995
Noel S. Wheeler	—	—	9,028	$80,453
____________________

(1)	The dollar amount realized upon exercise was calculated by determining the difference between the market price of the underlying securities at exercise and the exercise price of the options.

(2)	The dollar amount realized upon vesting was calculated by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date.

Pension Benefits

     The Company does not maintain a defined benefit pension plan or supplemental pension plan.

Nonqualified Deferred Compensation

     The Company maintains a nonqualified unsecured Deferred Compensation Plan that allows certain highly compensated employees, including the NEOs, to defer portions of their base salary and annual incentive bonus and thereby defer taxes.

	Executive	Registrant	Aggregate	Aggregate
	Contributions in	Contributions	Earnings	Withdrawals/	Aggregate Balance
Name	Last FY(1)	in Last FY	in Last FY(2)	Distributions	at Last FYE
Steven C. Cooper	—	—	—	—	—
Derrek L. Gafford	—	—	$18,444	—	$84,021
James E. Defebaugh	—	—	—	—	—
Wayne Larkin	$18,428	—	$8,100	—	$41,111
Noel S. Wheeler	$11,274	—	$40,431		$191,934
____________________

(1)	The amounts contributed to this plan by the Company’s NEOs are set forth in this table are included in the amounts shown as “Salary” in the Summary Compensation Table, above.

(2)	The amounts reported in the “Aggregate Earnings in Last FY” column represent all earnings on nonqualified deferred compensation in fiscal year 2009. Pursuant to SEC rules, all earnings on nonqualified deferred compensation in fiscal year 2009 in excess of 4.17% (the December 2009 Applicable Federal Long Term Rate with compounding) have been deemed “above-market earnings”. Based on the performance of the funds elected in advance by the participants (as described below), Messrs. Gafford, Larkin, and Wheeler had earnings on nonqualified deferred compensation in excess of 4.17% in fiscal year 2009. All “above-market earnings” on nonqualified deferred compensation were reported in this year’s “Summary Compensation Table.” See the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the “Summary Compensation Table.”

     The participants in the Nonqualified Deferred Compensation Plan may annually elect to defer up to 50% of salary and up to 75% of their annual incentive bonus. Participants are always 100% vested in the elective deferral contributions to the plan. The amounts deferred into this plan and all earnings remain subject to the claims of the Company’s general creditors until distributed to the participant. Participants may receive their funds during employment in the case of an unforeseen emergency, the disability of the participant, or a change in control. The participant may only receive their funds after employment in the case of their separation from the Company or the participant’s death or disability. The Company’s matching contributions are discretionary. Whether a matching contribution will be made for a plan year and the amount of any such match will be determined each year by the Company. Any matching contributions a participant receives in the plan for a plan year are subject to a vesting schedule over five years. The plan account balances are credited with earnings based on the performance of one or more of the following mutual funds pre-selected by the participant:
  Diversified International R3 Fund (2009 rate of return: 27.38%)
  International Emerging Mkts R3 Fund (2009 rate of return: 67.78%)
  LargeCap Growth R3 Fund (2009 rate of return: 31.32%)
  LargeCap Value III R3 Fund (2009 rate of return: 19.25%)
  MidCap Growth III R3 Fund (2009 rate of return: 48.66%)
  MidCap Value I R3 Fund (2009 rate of return: 49.21%)
  SmallCap Growth II R3 Fund (2009 rate of return: 30.71%)
  SmallCap Value I R3 Fund (2009 rate of return: 15.52%)

     The deemed rates of return for these earnings options may be positive or negative and thus may result in gains or losses to a participant’s plan balance. No assets are required to actually be invested in such funds. The deemed investment options may be changed by the participant periodically throughout the year. For certain key employees, the distribution election must be made at least six months before the actual payment of the participant’s account balance.

Potential Payments to Named Executive Officers upon Termination of Employment or Change in Control

     The Company has entered into employment agreements and change in control agreements with each of the NEOs pursuant to which each NEO may be entitled to payments upon termination of employment under the circumstances described below. The payments are subject to the fulfillment of certain conditions, including compliance with a non-competition agreement, which is also described below. The information below is a summary of certain material provisions of these agreements and does not attempt to describe all aspects of the agreements. The rights of the parties are governed by the actual agreements and are in no way modified by the abbreviated summary set forth in this proxy statement.

     Following the description of the agreements, there is a table showing the potential payments the NEOs could have received under these agreements, assuming their employment with the Company was terminated by the Company without cause or for good reason by the NEO on December 25, 2009.

Employment Agreement for Steven C. Cooper

     Mr. Cooper’s employment agreement provides that if the Company terminates his employment without cause, or if Mr. Cooper terminates his employment with good reason, then he will be entitled to the following:
  separation payments at a rate equal to his base salary at the time of termination for a period of 18 months;
  payment of Mr. Cooper’s then applicable short term incentive bonus, subject to performance conditions set by the Board and prorated for the portion of the bonus period Mr. Cooper is actually employed by the Company; and
  immediate accelerated vesting in all previously awarded but unvested stock options, restricted stock and other equity awards, provided that any options or other equity awards that are not exercised within the time periods for exercise set forth in the applicable plan, sub-plan or grant agreement, shall expire in accordance with the terms of such plan, sub-plan or grant agreement.
     The foregoing separation benefits are conditioned upon the execution by Mr. Cooper of a release of claims against the Company and, continued compliance by Mr. Cooper with all covenants with the Company. Pursuant to his employment agreement, Mr. Cooper’s covenants with the Company include, without limitation, covenants requiring a duty of loyalty, non-disclosure of confidential information, assignment of inventions and non-competition and non-solicitation. Mr. Cooper has also signed a non-competition agreement with the Company, which is described below.

     Mr. Cooper’s employment agreement also provides that if he is deemed to receive an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) by reason of his vesting of the unvested equity awards (taking into account any other compensation paid or deemed paid to him), the amount of such payments or deemed payments shall be reduced, or, alternatively the provisions of the employment agreement shall not act to vest unvested equity incentive awards to Mr. Cooper, so that no such payments or deemed payments shall constitute excess parachute payments. The determination of whether a payment or deemed payment constitutes an excess parachute payment shall be in the sole discretion of the Board.

Employment Agreements for James E. Defebaugh, Derrek L. Gafford, Wayne Larkin, and Noel S. Wheeler

     Messrs. Defebaugh, Gafford, Larkin, and Wheeler are parties to employment agreements which provide that if the Company terminates the executive’s employment without cause, or if he terminates his employment with good reason, and such termination is for other than death or disability, then he will be entitled to the following:
  separation payments for twelve months from the termination date at a rate equal to his base salary at the time of termination; and
  accelerated vesting in any previously awarded stock options, restricted stock and other equity awards as if he had worked for the Company for twelve months after his termination date, provided that any options or other equity awards that are not exercised within the time periods for exercise set forth in the applicable plan, sub-plan or grant agreement, shall expire in accordance with the terms of such plan, sub-plan or grant agreement.
     As a condition precedent to being entitled to receive the benefits set forth above, the executive must (1) sign and deliver and thereafter not revoke a release; (2) be and remain in full compliance with all provisions of the sections of the employment agreement relating to non-disclosure of confidential information and assignment of inventions; and (3) be and remain in full compliance with the non-competition agreement and any other covenants with the Company entered into by the executive. The employment agreement contains, among other things, covenants relating to assignment of inventions, non-disclosure of confidential information, non-disparagement and duty of loyalty. Messrs. Defebaugh, Gafford, Larkin, and Wheeler are also parties to a non-competition agreement in the form described below.

     In addition to the provisions described above, the employment agreement for each NEO also provides that, if at the time of termination of employment the executive is considered a “specified employee” subject to the required six-month delay in benefit payments under Section 409A(a)(2)(B)(i) of the Code, then any separation payments that would otherwise have been paid within the first six months after termination of employment shall instead be paid in a single lump sum on (or within 15 days after) the six-month anniversary of such termination of employment and any remaining severance payments shall be made monthly after such six-month anniversary.

Change in Control Agreements

     On December 31, 2006, the Company entered into change in control agreements with various executive officers, including each of the NEOs. Each change in control agreement by its terms expired on December 31, 2009, provided that beginning with January 1, 2010, the change in control agreements will automatically be extended for an additional year unless either party gives notice of termination not later than September 30 of the immediately preceding year. No such notices of termination were provided so the change in control agreements are in effect through December 31, 2010. If a change in control occurs during the term, the term will expire on the earlier of the third anniversary of the change in control or the date of the executive’s death (such period is referred to as the “Severance Period”). If the executive ceases to be employed prior to a change in control, the agreement will expire on the date of termination of employment. The change in control agreements are effective on the date executed, but do not become operative unless a change in control occurs.

     Change in control means that during the term of the agreements any of the following events occur:
  any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 33 1/3 % of the combined voting power of the then-outstanding voting stock of the Company;

  a majority of the Board ceases to be comprised of incumbent directors; or
  the consummation of a reorganization, merger, consolidation, plan of liquidation or dissolution, recapitalization or sale, or other disposition of all or substantially all of the assets of the Company or the acquisition of the stock or assets of another corporation, or other transaction (each, a “Business Transaction”), and as a result of which less 50% of the outstanding voting interests or securities of the surviving or resulting entity immediately after the Business Transaction are owned in the aggregate by the former shareholders of the Company, as the same shall have existed immediately prior to such Business Transaction, in substantially the same proportions as their ownership before such Business Transaction.
     The Company will be required to pay the amounts described below if following the occurrence of a change in control (or within 90 days prior to the date of a change in control if at the request of a third party who has taken steps reasonably calculated to effect a change in control) (1) the Company terminates the executive’s employment during the Severance Period other than for cause, or as a result of the executive’s death or permanent disability, or (2) the executive terminates the executive’s employment for good reason during the Severance Period. Each of (1) and (2) is referred to in the change in control agreement as a “Triggering Termination.” As a condition precedent to receiving any payments and benefits under the change in control agreement, the executive must execute and not later revoke a waiver and release agreement and be in compliance with the restrictive covenants and terms of the change in control agreement. The material covenants of the executive in the change in control agreement include a duty of loyalty, non-disclosure, non-use and protection of confidential information, non-disparagement, non-competition and non-solicitation of employees and clients. The non-competition and non-solicitation provisions apply during the term of the change in control agreement and for a period of two years following the termination of employment.

     In the event of a Triggering Termination, subject to the terms of the agreement, the Company is required to pay to the executive an amount equal to two times (except in the case of Mr. Cooper, in which case it shall be three times) the sum of (a) the executive’s annual base salary rate in effect for the year in which the termination date occurs, plus (b) the executive’s incentive or target bonus (in an amount equal to the target bonus immediately prior to the change in control or, if such target shall not have been established or shall be reduced after a change in control, the highest aggregate incentive pay earned in any of the three fiscal years immediately preceding the year in which the change in control occurred). Such amounts shall be payable as follows: 50% shall be payable within five business days after the termination date and 50% shall be payable in equal monthly installments over the 24 months following the termination date, provided that the agreement provides that the timing of payments may be adjusted if necessary to comply with Section 409A of the Code. The Company will also either provide employee benefits to the executive comparable to the benefits that the executive was receiving or entitled to receive immediately prior to the termination date or will pay a lump sum payment in lieu of the continuation of such benefits, as described in the change in control agreement.

     In addition to the amounts described above, if there is a Triggering Termination, the Company will pay in cash to the executive a lump sum amount equal to the sum of (i) any unpaid incentive compensation that has been earned, accrued, allocated or awarded to the executive for any performance period ending prior to a Triggering Termination, plus (ii) the value of any annual bonus or long-term incentive pay earned, accrued, allocated or awarded with respect to the executive’s service during the performance period or periods that include the date on which the change in control occurred. Furthermore, if there is a Triggering Termination, all stock options, restricted stock and any other equity award shall become fully vested as of the date of termination.

     Notwithstanding any provision of the change in control agreement or any other agreement between the executive and the Company to the contrary, if any amount or benefit to be paid or provided under the change in control agreement or any other agreement would be a payment that creates an obligation for the executive to pay excise taxes under Section 280G of the Code (an “excess parachute payment”), then the payments and benefits to be paid or provided under the change in control agreement and any other agreement will be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes an excess parachute payment; provided that the foregoing reduction will not be made if such reduction would result in the executive receiving an after-tax amount less than 90% of the after-tax amount of the severance payments he would have received under the change in control agreement or under any other agreement. In the event that any payment or benefit intended to be provided is required to be reduced pursuant to this provision, the executive will be entitled to designate the payments and/or benefits to be so reduced.

     In addition to the foregoing limitation, the change in control agreements provide that to the extent that the executive receives payments by reason of his termination of employment pursuant to any other employment or severance agreement or employee plan (collectively, “Other Employment Agreements”), the amounts otherwise receivable under the change in control agreement will be reduced by the amounts actually paid pursuant to the Other Employment Agreements, but not below zero, to avoid duplication of payments so that the total amount payable or value of benefits receivable under the change in control agreement, and under the Other Employment Agreements, is not less than the amounts payable or value receivable had such benefits been paid in full under the change in control agreement.

Non-Competition Agreements

     Each of the NEOs has also entered into a non-competition agreement with the Company. Each non-competition agreement provides, among other things, that during the executive’s employment with the Company and for a period of two years following the termination of such employment for any reason, the executive shall not, directly or indirectly:
  employ or solicit for employment any Company employee who has been employed by the Company during the six months prior to the termination of the executive’s employment or urge any such person to discontinue employment with the Company; seek to employ any individual who has applied for and/or accepted placement in a job by the Company with a client, and about whom the executive obtained information or with whom the executive interacted on behalf of the Company;
  solicit any client of the Company for the purpose of providing temporary and/or permanent staffing services on behalf of a competing business;
  engage in any conduct intended to induce or urge any client to discontinue its business relationship with the Company; or
  do any business with any Company client in connection with the provision of temporary and/or permanent staffing services.
     The non-competition agreement also provides that during the executive’s employment with the Company and for a period of 12 months (18 months in the case of Mr. Cooper) following the termination of such employment, the executive shall not, directly or indirectly, in any location in which the Company conducts or plans to conduct business, work for or participate in a business similar to or that competes with the business of the Company. Within 15 days after the termination of the executive’s employment, the Company, in its sole discretion, may elect to extend the non-competition period from 12 months (18 months in the case of Mr. Cooper) to 24 months, provided that if the Company makes such election and either the Company terminated the executive’s employment without cause or the executive terminated employment with good reason, then, if the executive has complied with certain conditions precedent, the period during which the executive is entitled to receive separation payments pursuant to the executive’s employment agreement will automatically and without further action be extended from 12 months (18 months in the case of Mr. Cooper) to 24 months. The non-competition agreement also contains, among other things, provisions covering duty of loyalty and non-disclosure, non-use and other protection of confidential information.

Stock Option and Restricted Stock Agreements

     The award agreements that govern the stock option and restricted stock grants to the NEOs also provide that the stock options and restricted stock, as applicable, will become fully vested if after a change of control the NEO is terminated without cause or terminates his employment for good reason. For purposes of the stock option and restricted stock agreements, change of control means the first day that any one or more of the following conditions shall have been satisfied:
  the sale, liquidation or other disposition of all or substantially all of the Company’s assets in one or a series of related transactions;
  an acquisition (other than directly from the Company) of any outstanding voting securities by any person, after which such person has beneficial ownership of 25% or more of the then outstanding voting securities of the Company, other than a Board approved transaction;
  during any 24-consecutive month period, the individuals who, at the beginning of such period, constitute the Board cease for any reason other than death to constitute at least a majority of the members of the Board, subject to certain exceptions; or
  a merger, consolidation or reorganization of the Company, as a result of which the shareholders of the Company immediately prior to such merger, consolidation or reorganization own directly or indirectly immediately following such merger, consolidation or reorganization less than 50% of the combined voting power of the outstanding voting securities of the entity resulting from such merger, consolidation or reorganization.

Potential Payout Upon an Involuntary Termination Without Cause or for Good Reason

     The table below quantifies the potential payouts to each of the NEOs. The table shows two alternative scenarios – termination before a change in control and termination after a change in control.

	Potential Payouts upon Involuntary				Potential Payouts upon Involuntary
	Termination by Company without Cause or				Termination by Company without
	by Executive for Good Reason after a Change				Cause or by Executive for Good
	in Control(1)(2)				Reason before a Change in Control(3)
				Continuation
		Restricted	Stock	of Health &		Restricted
	Cash	Stock	Option	Welfare	Cash	Stock	Stock Option
Name	Payment	Vesting(4)	Vesting(5)	Benefits	Payment	Vesting(4)(6)	Vesting(5)(6)
Steven C. Cooper(7)	$2,640,000	$1,078,514	$788,967	$59,050	$1,155,000	$1,078,514	$788,967
Derrek L. Gafford(7)	$840,000	$457,154	$229,520	$39,366	$300,000	$198,832	$77,003
James E. Defebaugh(7)	$840,000	$461,091	$229,520	$13,575	$300,000	$202,769	$77,003
Wayne Larkin(7)	$840,000	$584,983	$229,520	$39,366	$300,000	$243,203	$77,003
Noel Wheeler(7)	$840,000	$596,525	$229,520	$39,366	$300,000	$245,288	$77,003
____________________

(1)	Assumes that (a) the change in control agreement was effective as of December 25, 2009, (b) a change in control occurred on or before such date and (c) the NEO was terminated by the company without cause on such date or the NEO terminated his employment for good reason on such date.

(2)	As explained above, the definition of a change of control for purposes of the stock option and restricted stock agreements differs slightly from the definition of change in control in the change in control agreements. In the event a NEO was terminated on December 25, 2009, by the company without cause or the NEO terminated his employment for good reason on such date following a change of control under the stock option and restricted stock agreements that did not constitute a change in control for purposes of the change in control agreement, the NEO would have been entitled to the restricted stock vesting and stock option vesting but not the cash payment or continuation of health and welfare benefits shown in the table.

(3)	Assumes that (a) the employment agreement was effective as of December 25, 2009, (b) no change in control occurred on or before such date and (c) the NEO was terminated by the company without cause on such date or the NEO terminated his employment for good reason on such date.

(4)	The amounts shown for each NEO are calculated by multiplying the number of unvested restricted stock awards for such NEO with respect to which the vesting would accelerate as a result of termination under the circumstances noted by the closing price of a share of common stock on December 24, 2009, which was $14.97. Unvested restricted stock awards are set forth in the Outstanding Equity Awards at Fiscal Year-End table.

(5)	The amounts shown for each NEO are calculated by multiplying the number of in-the-money options with respect to which the vesting would accelerate as a result of termination under the circumstances noted by the difference between the exercise price and the closing price of a share of common stock on December 24, 2009, which was $14.97. The number of shares subject to unvested stock options and exercise prices thereof are shown above in the Outstanding Equity Awards at Fiscal Year-End table.

(6)	Mr. Cooper’s employment agreement provides for the accelerated vesting of all equity awards upon termination of employment under the conditions noted in footnote (3) above. Under the employment agreements for the NEOs (other than Mr. Cooper), however, vesting is only accelerated for those equity awards which would have vested in the 12 month period following a termination of employment under the conditions noted in footnote (3) above.

(7)	As discussed above, the amounts actually payable to the NEOs pursuant to the change in control agreement (and the amounts actually payable to Mr. Cooper pursuant to his employment agreement) are subject to reduction if any amount or benefit to be paid under such agreement or any other agreement would be a payment that creates an obligation for the NEO to pay excise taxes under Section 280G of the Code. For purposes of Section 280G, the value of the acceleration of stock options and restricted stock is based on a time-based formula and is different than the method described in footnotes (4) and (5) above.

Equity Compensation Plan Information

			Number of securities
			remaining available
			for future issuance under
	Number of securities to	Weighted-average	equity compensation plans
	be issued upon exercise	exercise price of	(excluding securities
Plan category	of outstanding options	outstanding options	reflected in column (a))
Equity compensation plans
approved by security holders (1)	917,000	$15.31	2,027,000

Employee stock purchase plans
approved by security holders (2)	--	--	156,000
	917,000	$15.31	2,183,000

____________________

(1)	Equity compensation plans approved by security holders include the following:

1996 TrueBlue, Inc. Employee Stock Option and Incentive Plan. This plan applies to directors, officers, and employees of the Company and permits the granting of non-qualified and incentive stock options, restricted shares, stock appreciation rights and other stock based awards. Outstanding stock options as of the fiscal year end are listed in the table above. No further awards were made pursuant to this plan upon shareholder approval of the 2005 Long-Term Equity Incentive Plan.

TrueBlue, Inc. 2005 Long-Term Equity Incentive Plan. This plan applies to directors, officers, employees and consultants of the Company and permits the granting of nonqualified and incentive stock options, restricted stock, restricted stock units and stock appreciation rights. The total number of shares authorized under this plan is 5,500,000 shares. As of December 25, 2009 there were 2,027,000 shares available for future issuance under this plan. There were 869,324 restricted shares outstanding as of December 25, 2009. Outstanding stock options as of the fiscal year end are listed in the table above. All future stock compensation awards will be awarded from this plan.

(2)	Employee stock purchase plans approved by security holders include the following:

1996 TrueBlue Employee Stock Purchase Plan. This plan provides an opportunity for regular employees who have met certain service qualifications to purchase shares of our common stock through payroll deductions of up to 10% of eligible after-tax compensation. These deductions are used to purchase shares of our common stock at 85% of the fair market value of our common stock as of either the first day or last day of each month, whichever is less. As of December 25, 2009, there were 156,000 shares available for future issuance under this plan.

PROPOSALS OF SHAREHOLDERS

     The Company anticipates that the 2011 Annual Meeting will be held no later than June 2011. A shareholder proposal to be presented at the Company’s 2011 Annual Meeting of Shareholders and included in the Company’s proxy statement relating to such meeting must be received by the Company at its executive offices at P.O. Box 2910, Tacoma, WA 98401, not later than the close of business on the 120th day prior to the first anniversary of the date of this proxy statement for the 2010 Annual Meeting. Please send the proposal to the attention of the Company’s Secretary. A proposal for action to be presented by any shareholder at an annual meeting will be out of order and will not be acted upon unless: (i) specifically described in the Company’s proxy statement relating to such meeting; (ii) such proposal has been submitted in writing to the Secretary at the above address not later than the close of business on the 120th day prior to the first anniversary of this proxy statement (proposals for the 2011 annual meeting must be submitted before December 1, 2010); and (iii) such proposal is, under law, an appropriate subject for shareholder action. All shareholder proposals related to the nomination of a director must comply with the provisions set forth above in the section Nominations by Shareholders. Shareholder proposals not related to the nomination of a director, in addition to the information about the proposing shareholder requested above, must set forth:

     (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder, in such business, and

     (b) a description of all agreements, arrangements and understandings, direct and indirect, between such shareholder, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder.

OTHER BUSINESS

     We do not intend to bring any other business before the meeting, and, so far as we know, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, as to any other business which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof, in accordance with the judgment of the persons voting such proxies.

FORM 10-K REPORT AVAILABLE

     A copy of the Company’s annual report on Form 10-K, as filed with the Securities and Exchange Commission, will be furnished without charge to shareholders upon request to Chief Financial Officer, TrueBlue, Inc., P.O. Box 2910, Tacoma, WA 98401; telephone: (253) 383-9101.

TRUEBLUE, INC.
By Order of the Board of Directors

James E. Defebaugh
Secretary

/s/ James E. Defebaugh

Tacoma, Washington
March 31, 2010

EXHIBIT A
TRUEBLUE, INC.
2010 EMPLOYEE STOCK PURCHASE PLAN
Adopted by the Shareholders May 12, 2010

     1. Purpose of the Plan. The TrueBlue, Inc. 2010 Employee Stock Purchase Plan (the “Plan”) is intended to provide a method whereby eligible employees of TrueBlue, Inc. (the “Company”) and its Subsidiaries will have an opportunity to purchase shares of the common stock of the Company. The Company believes that employee participation in the ownership of the Company is of benefit to both the employees and the Company. The Company intends to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner that is consistent with the requirements of that Section of the Code.

     2. Definitions.

(a)	“Account” means the funds that are accumulated with respect to each individual Participant as a result of payroll deductions for the purpose of purchasing Shares under the Plan. The funds that are allocated to a Participant’s Account shall at all times remain the property of that Participant, but such funds may be commingled with the general funds of the Company.
(b)	“Base Pay” means an employee’s regular straight time salary or earnings plus any overtime, bonus, incentive compensation, or commission.
(c)	“Board” means the Board of Directors of the Company.
(d)	“Business Day” means a day that the New York Stock Exchange, or other designated exchange, is open for trading.
(e)	“Code” means the Internal Revenue Code of 1986, as amended.
(f)	“Commencement Date” means January 1, April 1, July 1, or October 1, as the case may be, on which a particular Offering Period begins.
(g)	“Committee” means any committee or officer(s) of the Company to which or to whom the Board has delegated any or all of its authority and obligations under this Plan pursuant to Section 21.1. To the extent the Board reserves authority to itself with respect to certain powers under this Plan, or if no Committee has been established, references to Committee shall be construed to mean the Board.
(h)	“Ending Date” means March 31, June 30, September 30, or December 31, as the case may be, on which the particular Offering Period concludes.
(i)	“ESPP Broker” means a qualified stock brokerage or other financial services firm that has been designated by the Company to establish Accounts for Shares purchased under the Plan by Participants.
(j)	“Fair Market Value” of a Share as of a particular date means (1) if the Shares are listed on a national securities exchange, the closing or last price of a Share on the composite tape or other comparable reporting system for the applicable date, or if the applicable date is not a Business Day, the Business Day immediately preceding the applicable date, or (2) if the Shares are not then listed on a national securities exchange, or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith in its sole discretion (but in any event not less than fair market value within the meaning of Section 409A of the Code).
(k)	“Holding Period” means the holding period that is set forth in Section 423(a) of the Code, which, as of the date that the Board adopted this Plan, is the later of (1) the two-year period after the Commencement Date and (2) the one-year period after transfer to a Participant of any Shares under the Plan.
(l)	“Offering Period” means any one of the consecutive three-month periods for the purchase and sale of Shares under the Plan. Each one of the Offering Periods may be referred to as an “Offering.”

(m)	“Participant” means an employee who, pursuant to Section 3, is eligible to participate in the Plan and has complied with the requirements of Section 7.
(n)	“Shares” means shares of the Company’s common stock, no par value per share, which will be sold to Participants under the Plan.
(o)
“Subsidiaries” means any present or future domestic or foreign corporation that: (1) would be a “subsidiary corporation” of the Company as that term is defined in Section 424 of the Code, and (2) whose employees have been designated by the Committee to be eligible, subject to Section 3, to be Participants under the Plan. The Subsidiaries currently designated by the Committee as eligible to participate are set forth on Attachment A hereto.

(p)	“Withdrawal Notice” means a notice in a form designated by the Company that a Participant who wishes to withdraw from the Plan must submit to the Company in the manner set forth in Section 22.

     3. Employees Eligible to Participate.

          3.1 Domestic Employees. Any regular employee of the Company or any of its Subsidiaries is eligible to participate in the Plan except any employee who: (a) is not in the employ of the Company or any of its Subsidiaries on a Commencement Date, (b) has not been so employed for at least six consecutive months prior to the Commencement Date, (c) has not been paid for an average of at least twenty hours per week during such employment, and (d) is typically employed for less than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or a Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2).

          3.2 Foreign Employees. In order to facilitate participation in the Plan, the Committee may provide for such special terms applicable to Participants who are citizens or residents of a foreign jurisdiction, or who are employed by a Designated Subsidiary outside of the United States, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Such special terms may not be more favorable than the terms of rights granted under the Plan to Eligible Employees who are residents of the United States. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

     4. Offering Periods. The Plan shall consist of Offering Periods commencing on July 1, 2010, and on each subsequent October 1, January 1, April 1, and July 1.

     5. Price. The purchase price per share shall be the lesser of (1) 85% of the Fair Market Value of the Shares on the Commencement Date of an Offering Period; or (2) 85% of the Fair Market Value of the Shares on the Ending Date of an Offering Period.

     6. Number of Shares Offered Under the Plan. The maximum number of Shares that will be offered under the Plan is 1,000,000. If, on any date, the total number of Shares for which purchase rights are to be granted pursuant to Section 9 exceeds the number of Shares then available under this Section 6 after deduction of all Shares (a) that have been purchased under the Plan and (b) for which rights to purchase are then outstanding, the Company shall make a pro-rata allocation of the Shares that remain available in as nearly a uniform manner as shall be practicable and as it shall determine, in its sole judgment, to be equitable. In such event, the number of

Shares each Participant may purchase shall be reduced and the Company shall give to each Participant a written notice of such reduction.

     7. Participation. An eligible employee may become a Participant by completing the enrollment process as designated by the Company prior to the Commencement Date of the Offering to which it relates. Participation in one Offering under the Plan shall neither limit, nor require, participation in any other Offering, but a Participant shall remain enrolled in the Plan until the Participant withdraws from the Plan pursuant to Section 13 hereof, or his or her employment is terminated with the Company or one of its Subsidiaries.

     8. Payroll Deductions.
          8.1 At the time the enrollment process is completed and for so long as a Participant participates in the Plan, each Participant shall authorize the Company to make payroll deductions of a whole percentage (not partial or fractional) of Base Pay; provided, however, that no payroll deduction shall be less than two percent or exceed 10 percent of Base Pay. The amount of the minimum percentage deduction may be adjusted by the Committee from time to time; provided, however, that a Participant’s existing rights under any Offering that has already commenced may not be adversely affected thereby.
          8.2 Each Participant’s payroll deductions shall be credited to that Participant’s Account. A Participant may not make a separate cash payment into such Account nor may payment for Shares be made from other than the Participant’s Account.
          8.3 A Participant’s payroll deductions shall begin on or following the Commencement Date, and shall continue until the termination of the Plan unless the Participant elects to withdraw pursuant to Section 13 or changes his or her contribution percentage prior to the Commencement Date for a subsequent Offering.
          8.4 A Participant may discontinue participation in the Plan as provided in Section 13, but no other change may be made during an Offering and, specifically, a Participant may not alter the amount or rate of payroll deductions during an Offering.

     9. Granting of Right to Purchase. On the Commencement Date, the Plan shall be deemed to have granted automatically to each Participant a right to purchase as many Shares (including fractional Shares) as may be purchased with such Participant’s Account on the corresponding Ending Date.

     10. Purchase of Shares. On each Ending Date, each Participant’s accumulated payroll deductions and any funds remaining from any prior Offering Period will be applied to the purchase of whole or fractional Shares, up to the maximum number of Shares permitted pursuant to the terms of the Plan and the applicable Offering Document, at the Purchase Price. Any fractional Shares or cash in lieu of fractional Shares remaining after the purchase of full Shares upon exercise of the purchase right will be credited to such Participant’s account and carried forward and applied toward the purchase of full Shares for the next following Offering Period, subject to the terms of the Plan.

     11. Participant’s Rights as a Shareholder. No Participant shall have any rights of a shareholder with respect to any Shares until the Shares have been purchased in accordance with Section 10 and issued by the Company.

     12. Evidence of Ownership of Shares.
          12.1 Promptly following the Ending Date of each Offering, the Shares that are purchased by each Participant shall be deposited into an account that is established in the Participant’s name with the ESPP Broker.
          12.2 A Participant may direct, by written notice to the ESPP Broker prior to the Ending Date of the pertinent Offering, that the ESPP Broker account be established in the names of the Participant and one such other person as may be designated by the Participant as joint tenants with right of survivorship, tenants in common, or community property, to the extent and in the manner permitted by applicable law.

          12.3 A Participant shall be free to undertake a disposition, as that term is defined in Section 424(c) of the Code (which generally includes any sale, exchange, gift, or transfer of legal title), of Shares in the Participant’s ESPP Broker account at any time, whether by sale, exchange, gift, or other transfer of title. Subject to Section 12.4 below, in the absence of such a disposition of the Shares, however, the Shares must remain in the Participant’s account at the ESPP Broker until the Holding Period has been satisfied. With respect to Shares for which the Holding Period has been satisfied, a Participant may move such Shares to an account at another brokerage firm of the Participant’s choosing or request that a certificate that represents the Shares be issued and delivered to the Participant.
          12.4 A Participant who is not subject to United States taxation may, at any time and without regard to the Holding Period, move his or her Shares to an account at another brokerage firm of the Participant’s choosing or request that a certificate that represents the Shares be issued and delivered to the Participant.

     13. Withdrawal and Suspension.
          13.1 A Participant may withdraw from an Offering by delivering a withdrawal notice to the Company at any time before the first day of the last month of the Offering Period or other date designated by the Company. Upon withdrawal, the amount in the Participant’s account will be refunded as soon as practicable. A Participant’s withdrawal will become effective on the Commencement Date of the next Offering Period following withdrawal. After such withdrawal, the Company shall refund the Participant’s entire Account as soon as practicable.
          13.2 A Participant who has previously withdrawn from the Plan may re-enter by complying with the requirements of Section 7. Upon compliance with such requirements, an employee’s re-entry into the Plan will become effective on the Commencement Date of the next Offering following the date the Participant complies with Section 7 with respect to the re-entry.
          13.3 A Participant may suspend participation in an Offering at any time before the first day of the last month of the Offering Period by reducing his or her payroll deduction percentage election to 0% for the remainder of the Offering Period. In such a case, the amount accumulated in the Participant’s account prior to the suspension is not refunded, but is used to purchase shares as described above. A Participant who has withdrawn from or suspended participation in an Offering may not again participate in the Purchase Plan until the Participant complies with the terms of Section 7, above.

     14. Carryover of Account. At the conclusion of each Offering, the Company shall automatically re-enroll each Participant in the next Offering, and the balance of each Participant’s Account shall be used to purchase Shares in the subsequent Offering, unless the Participant has advised the Company otherwise in writing, or as set forth in Section 20 or 23, in which case the Company shall refund to the Participant the funds that remain in the Participant’s Account as soon as practicable thereafter.

     15. Interest. No interest shall be paid or allowed on a Participant’s Account.

     16. Rights Not Transferable. No Participant shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber such Participant’s Account or any rights to purchase or to receive Shares under the Plan other than by will or the laws of descent and distribution, and such rights and interests shall not be liable for, or subject to, a Participant’s debts, contracts, or liabilities. If a Participant purports to make a transfer, or a third party makes a claim in respect of a Participant’s rights or interests, whether by garnishment, levy, attachment, or otherwise, such purported transfer or claim shall be treated as a withdrawal election under Section 13.

     17. Termination of Employment. As soon as practicable upon termination of a Participant’s employment with the Company for any reason whatsoever, including but not limited to death or retirement, the Participant’s Account shall be refunded to the Participant or the Participant’s estate, as applicable.

     18. Amendment or Discontinuance of the Plan.
          18.1 The Committee shall have the right to amend or modify the Plan at any time without notice, except to the extent the Board has reserved such authority to itself with respect to any aspect of the Plan, and the Board shall have the right to amend, modify or terminate the Plan at any time without notice, provided that (i) subject to Sections 19 and 23.1(b), no Participant’s existing rights under any Offering that is in progress may be adversely affected thereby, and (ii) subject to Section 19, in the event that the Board or the Committee desires to retain the favorable tax treatment under Sections 421 and 423 of the Code, no such amendment of the Plan shall increase the number of Shares that were reserved for issuance hereunder unless the Company’s shareholders approve such an increase.
          18.2 Without shareholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, to the extent permitted by Section 423 of the Code, the Committee shall be entitled to change the Offering Periods, establish subplans with differing offering periods, change or alter the participating Subsidiaries, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Base Pay, and establish such other limitations or procedures as the Committee determines in its sole discretion to be advisable.

     19. Changes in Capitalization. In the event of reorganization, recapitalization, stock split, stock dividend, combination of Shares, merger, consolidation, offerings of rights, or any other change in the capital structure of the Company, the Committee shall make whatever adjustments are appropriate in the number, kind, and the price of the Shares that are available for purchase under the Plan, and in the number of Shares that a Participant is entitled to purchase.

     20. Share Ownership. Notwithstanding anything herein to the contrary:
          20.1 No Participant shall be permitted to subscribe for any Shares under the Plan if such Participant, immediately after such subscription, owns Shares that account for (including all Shares that may be purchased under outstanding subscriptions under the Plan) five percent or more of the total combined voting power or value of all classes of Shares of the Company or its Subsidiaries. For the foregoing purposes the rules of Section 424(d) of the Code shall apply in determining share ownership;
          20.2 No Participant shall be allowed to subscribe for any Shares under the Plan that permit such Participant’s rights to purchase Shares under all “employee stock purchase plans” of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 of the Fair Market Value of such Shares for each calendar year in which such right to subscribe is outstanding at any time. For purposes of this Section 20, the Fair Market Value of Shares shall be determined in each case as of the Commencement Date of the Offering in which such Shares are purchased. The Company shall refund as soon as practicable any contributions by a Participant that exceed the limit set forth in the preceding sentence;
          20.3 No Participant shall be allowed to subscribe for any Shares under the Plan that permit such Participant’s rights to purchase Shares under all “employee stock purchase plans” of the Company and its Subsidiaries to accrue at a rate that exceeds 2,500 shares in any one Offering Period.

     21. Administration.
          21.1 The Plan shall be administered by the Board. The Board may delegate any or all of its authority and obligations under this Plan to such committee or committees (including without limitation, a committee of the Board) or officer(s) of the Company as it may designate. Notwithstanding any such delegation of authority, the Board may itself take any action under the Plan in its discretion at any time, and any reference in this Plan document to the rights and obligations of the Committee shall be construed to apply equally to the Board. Any references to the Board mean only the Board.
          21.2 The Committee shall be vested with full authority and discretion to construe the terms of the Plan and make factual determinations under the Plan, and to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all Participants and any and all persons claiming under or through any Participant. The Committee may retain outside entities and professionals to assist in the administration of the Plan including, without limitation, an ESPP Broker.

     22. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, that is designated by the Company from time to time for the receipt thereof, and, in the absence of such a designation, the Company’s Human Resources Department, Attention: ESPP Administration shall be authorized to receive such notices.

     23. Termination of the Plan.
          23.1 This Plan shall terminate at the earliest of the following:
          (a) The date of the filing of a Statement of Intent to Dissolve by the Company or the effective date of a merger or consolidation wherein the Company is not to be the surviving corporation, which merger or consolidation is not between or among corporations related to the Company. Prior to the occurrence of either of such events, on such date as the Company may determine, the Company may permit a Participant to carry out the right to purchase, and to purchase at the purchase price set forth in Section 5, the number of Shares (including fractional Shares) that may be purchased with that Participant’s Account. In such an event, the Company shall refund to the Participant the funds that remain in the Participant’s Account after such purchase;
          (b) The date the Board acts to terminate the Plan in accordance with Section 18 above; or
          (c) The date when all of the Shares that were reserved for issuance hereunder have been purchased. 23.2 Upon termination of the Plan, the Company shall refund to each Participant the balance of each Participant’s Account.

     24. Limitations on Sale of Shares Purchased Under the Plan. The Plan is intended to provide Shares for investment and not for resale. The Company does not, however, intend to restrict or influence the conduct of any employee’s affairs. An employee, therefore, may sell Shares that are purchased under the Plan at any time, subject to compliance with any applicable federal or state securities laws. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE SHARES.

     25. Governmental Regulation. The Company’s obligation to sell and deliver Shares under this Plan is subject to any governmental approval that is required in connection with the authorization, issuance, or sale of such Shares.

     26. No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any Shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company’s right to terminate, or otherwise modify, an employee’s employment at any time.

     27. Governing Law. The laws of the state of Washington shall govern all matters that relate to this Plan except to the extent it is superseded by the laws of the United States.

Attachment A

TRUEBLUE, INC.
2010 EMPLOYEE STOCK PURCHASE PLAN
Eligible Subsidiaries
Effective May 12, 2010

In addition to the employees of TrueBlue, Inc. the employees of the following TrueBlue, Inc. subsidiaries are eligible to participate in the Plan:

Employer	Adoption Date
CLP Resources, Inc.	January 1, 2007
Labor Ready Central, Inc.	January 1, 1998
Labor Ready Mid-Atlantic, Inc.	January 1, 1998
Labor Ready Midwest, Inc.	January 1, 1998
Labor Ready Northeast, Inc.	January 1, 1998
Labor Ready Northwest, Inc.	January 1, 1998
Labor Ready Puerto Rico, Inc.	January 1, 1998
Labor Ready Southeast, Inc.	January 1, 1998
Labor Ready Southwest, Inc.	January 1, 1998
Project Trade Solutions, LLC	January 1, 2007
Spartan Staffing, LLC	January 1, 2008
Venue Ready, LLC	January 1, 2008

EXHIBIT B
TRUEBLUE, INC.
2005 LONG-TERM EQUITY INCENTIVE PLAN
(Effective May 18, 2005 and Amended and Restated effective May 12, 2010)

     1. Purposes of the Plan. The purposes of this Plan are to further the growth, development and financial success of the Company by attracting and retaining the most talented Employees, Consultants and Directors available, and by aligning the long-term interests of Employees, Consultants and Directors with those of the shareholders by providing an opportunity to acquire an ownership interest in the Company and by providing both performance rewards and long-term incentives for future contributions to the success of the Company.

     The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, or Stock Appreciation Rights, at the discretion of the Committee and as reflected in the terms of the Award Agreement. Each Award will be subject to conditions specified in the Plan and Award Agreement, such as continued employment or satisfaction of performance criteria.

     This Plan will serve as a framework for the Committee to establish sub-plans or procedures governing the grants to Employees, Directors, Consultants and Employees working for the Company outside of the United States. The awards granted under the Former Plans shall continue to be administered under the Former Plans until such time as those options are exercised, expire or become unexercisable for any reason.

     This Plan is intended to comply with the requirements of Section 409A of the Code and the regulations thereunder, with such compliance coming in large part by Awards not constituting deferred compensation that is subject to 409A (and thus such Awards being excepted from the requirements of 409A), and the Plan will be interpreted and administered accordingly.

     2. Definitions. As used herein, the following definitions shall apply:

          (a) “Award” shall mean any award or benefits granted under the Plan, including Options, Restricted Stock, Restricted Stock Units, and SARs.

          (b) “Award Agreement” shall mean a written or electronic agreement between the Company and the Participant setting forth the terms of the Award.

          (c) “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

          (d) “Board” shall mean the Board of Directors of the Company.

          (e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

          (f) “Committee” shall mean the Compensation Committee appointed by the Board, which at all times shall consist of two (2) or more members of the Board, each of whom must qualify as an Independent Director.

          (g) “Common Stock” shall mean the common stock of the Company, no par value per share.

          (h) “Company” shall mean TrueBlue, Inc., a Washington corporation and any successor thereto.

          (i) “Consultant” shall mean any person, except an Employee, engaged by the Company or any Subsidiary of the Company, to render personal services to such entity, including as an advisor, pursuant to the terms of a written agreement.

          (j) “Continuous Status as a Participant” shall mean (i) for Employees, the absence of any interruption or termination of service as an Employee, (ii) for Directors, the absence of any interruption or termination of service as a Director, and (iii) for Consultants, the absence of any interruption, expiration, or termination of such person’s consulting or advisory relationship with the Company or the occurrence of any termination event as set forth in such person’s Award Agreement. Continuous Status as a Participant shall not be considered interrupted (A) for an Employee in the case of sick leave, maternity leave, infant care leave, medical emergency leave, military leave, or any other leave of absence properly taken in accordance with the policies of the Company or any applicable Subsidiary as may be in effect from time to time while such individual remains an Employee or has a right to reemployment as an Employee, and (B) for a Consultant, in the case of any temporary interruption in such person’s availability to provide services to the Company which has been authorized in writing by a vice president of the Company prior to its commencement.

          (k) “Director” shall mean a member of the Board.

          (l) “Disability” shall mean (i) in the case of a Participant whose employment with the Company or a Subsidiary is subject to the terms of an employment or consulting agreement that includes a definition of “Disability” as used in this Plan shall have the meaning set forth in such employment or consulting agreement during the period that such employment or consulting agreement remains in effect; and (ii) in all other cases, the term “Disability” as used in this Plan shall mean a ”permanent and total disability” as the term is defined for purposes of Section 22(e)(3) of the Code.

          (m) “Effective Date” shall mean May 18, 2005, the date on which the Company’s shareholders approved this Plan in accordance with applicable NYSE rules.

          (n) “Employee” shall mean any person, including an officer, who is a common law employee of, receives remuneration for personal services to, is reflected on the official human resources database as an employee of, and is on the payroll of the Company or any Subsidiary of the Company. A person is on the payroll if he or she is paid from or at the direction of the payroll department of the Company, or any Subsidiary of the Company. Persons providing services to the Company, or to any Subsidiary of the Company, pursuant to an agreement with a staff leasing organization, temporary workers engaged through or employed by temporary or leasing agencies, and workers who hold themselves out to the Company, or a Subsidiary to which they are providing services as being independent contractors, or as being employed by or engaged through another company while providing the services, and persons covered by a collective bargaining agreement (unless the collective bargaining agreement applicable to the person specifically provides for participation in this Plan) are not Employees for purposes of this Plan and do not and cannot participate in this Plan, whether or not such persons are, or may be reclassified by the courts, the Internal Revenue Service, the U. S. Department of Labor, or other person or entity, as common law employees of the Company, or any Subsidiary, either solely or jointly with another person or entity.

          (o) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

          (p) “Executive Officers” shall mean the officers of the Company as such term is defined in Rule 16a-1 under the Exchange Act.

          (q) “Fair Market Value” shall mean the closing price per share of the Common Stock on the NYSE as to the date specified (or the previous trading day if the date specified is a day on which no trading occurred), or if the NYSE shall cease to be the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, then such exchange or quotation system as the Company elects to list or quote its shares of Common Stock and that the Committee designates as the Company’s principal exchange or quotation system.

          (r) “FAS 123” shall mean Statement of Financial Accounting Standard 123, “Accounting for Stock-based Compensation,” as promulgated by the Financial Accounting Standards Board.

          (s) “FLSA” shall mean the Fair Labor Standards Act of 1938, as amended.

          (t) “Former Plans” shall mean collectively the 1996 Labor Ready Employee Stock Option and Incentive Plan and the Labor Ready, Inc. 2000 Stock Option Plan.

          (u) “Incentive Stock Option” shall mean any Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (v) “Independent Director” shall mean a Director who: (1) meets the independence requirements of the NYSE, or if the NYSE shall cease to be the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, then such exchange or quotation system as the Company elects to list or quote its shares of Common Stock and that the Committee designates as the Company’s principal exchange or quotation system; (2) qualifies as an “outside director” under Section 162(m) of the Code and the Treasury Regulations promulgated thereunder; (3) qualifies as a “non-employee director” under Rule 16b-3 promulgated under the Exchange Act; and (4) satisfies independence criteria under any other applicable laws or regulations relating to the issuance of Shares to Employees.

          (w) “Maximum Annual Participant Award” shall have the meaning set forth in Section 6(b).

          (x) “NYSE” shall mean the New York Stock Exchange.

          (y) “Non-Employee Director” shall mean a Director who is not an Employee.

          (z) “Nonqualified Stock Option” shall mean an Option that does not qualify or is not intended to qualify as an Incentive Stock Option.

          (aa) “Option” shall mean a stock option granted pursuant to Section 7 of the Plan.

          (bb) “Option Price” shall mean the per share purchase price of a Share purchased pursuant to an Option.

          (cc) “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (dd) “Participant” shall mean an Employee, Director or Consultant.

          (ee) “Performance Criteria” shall have the meaning set forth in Section 8(c).

          (ff) “Plan” shall mean this TrueBlue, Inc. 2005 Long-Term Equity Incentive Plan, including any amendments thereto.

          (gg) “Reprice” shall mean the adjustment or amendment of the exercise price of Options or SARs previously awarded whether through amendment, cancellation, replacement of grants or any other means or any action that would be considered a repricing with the meaning of U.S. Generally Accepted Accounting Principles or a NYSE rule.

          (hh) “Restricted Stock” shall mean a grant of Shares pursuant to Section 8 of the Plan.

          (ii) “Restricted Stock Units” shall mean a grant of the right to receive Shares in the future or their cash equivalent (or both) pursuant to Section 8 of the Plan.

          (jj) “SAR” shall mean a stock appreciation right awarded pursuant to Section 9 of the Plan.

          (kk) “SEC” shall mean the Securities and Exchange Commission.

          (ll) “Share” shall mean one share of Common Stock, as adjusted in accordance with Section 4 of the Plan.

          (mm) “Stand-Alone SARs” shall have the meaning set forth in Section 9(c) of the Plan.

          (nn) “Subcommittee” shall have the meaning set forth in Section 5(d).

          (oo) “Subsidiary” shall mean (1) in the case of an Incentive Stock Option a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, and (2) in the case of a Nonqualified Stock Option, Restricted Stock, a Restricted Stock Unit or a SAR, in addition to a subsidiary corporation as defined in (1), (A) a limited liability company, partnership or other entity in which the Company controls fifty percent (50%) or more of the voting power or equity interests, or (B) an entity with respect to which the Company possesses the power, directly or indirectly, to direct or cause the direction of the management and policies of that entity, whether through the Company’s ownership of voting securities, by contract or otherwise, provided that the Company is an “eligible issuer of service recipient stock” as defined in the Treasury regulations under Code Section 409A with respect to Employees, Directors or Consultants of any such entity described in this subpart (2).

          (pp) “Tandem SARs” shall have the meaning set forth in Section 9(a) of the Plan.

          (qq) “Ten Percent Shareholder” shall mean a person or entity who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock comprising more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

     3. Shares Subject to the Plan.

          (a) Reservation of Shares. The shares of Common Stock reserved under this Plan will include reserved shares of Common Stock that are not subject to a grant or as to which the option award granted has been forfeited under the Former Plans, and an additional Four Million Six Hundred Fifty Thousand (4,650,000) Shares of Common Stock. Subject to the provisions of Section 4, the maximum aggregate number of Shares which may be awarded and delivered under the Plan shall not exceed Five Million Five Hundred Thousand (5,500,000) Shares (adjusted, proportionately, in the event of any stock split or stock dividend with respect to the Shares), and the maximum number which may be granted as Incentive Stock Options under the Plan shall not exceed Four Million (4,000,000) Shares. Provided that, as of May 12, 2010, an additional Two Million (2,000,000) Shares are reserved under the Plan and the maximum aggregate number of Shares which may be awarded and delivered under the Plan shall not exceed Seven Million Five Hundred Thousand (7,500,000) Shares (adjusted, proportionately, in the event of any stock split or stock dividend with respect to the Shares). The number of Shares, underlying an Award not issued as a result of any of the following actions, shall again be available for issuance under the Plan: (i) a payout of a Non-Tandem SAR, or a performance-based Restricted Stock Unit in the form of cash; or (ii) a cancellation, termination, expiration, forfeiture, or lapse for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Options, or the termination of a related Option upon exercise of the corresponding Tandem SAR) of any Award. Notwithstanding the foregoing sentence, any Shares of Common Stock that are (A) tendered in payment of an Option exercise price; (B) withheld by the Company to satisfy any tax withholding obligation; or (C) repurchased by the Company with Option exercise proceeds shall be considered issued pursuant to the Plan and shall not be added to the maximum number of Shares that may be issued under the Plan. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Shares available for issuance under the Plan shall be increased by any shares of Common Stock subject to outstanding awards under the Former Plans as of the Effective Date that later cease to be subject to such awards for any reason other than such awards having been exercised, subject to adjustment from time to time as provided in Section 5, which shares of Common Stock shall, as of the date such shares cease to be subject to such awards, cease to be available for grant and issuance under the Former Plans, but shall be available for issuance under the Plan. The Shares may be authorized but unissued, or reacquired shares of Common Stock.

          (b) Substitutions and Assumptions. The Board or the Committee shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies, provided such substitutions and assumptions are permitted by Section 424 of the Code and the regulations promulgated thereunder and will not cause such Awards to be treated as deferred compensation that is subject to Code Section 409A. The number of Shares reserved pursuant to Section 3(a) may be increased by a corresponding number of Awards assumed and, in the case of substitution, by the net increase in the number of Shares subject to Awards before and after the substitution.

          (c) Securities Law Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated under either such Act, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     4. Adjustments to Shares Subject to the Plan. If any change is made to the Shares by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Shares as a class without the Company’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/ or class of securities and/or the price per Share covered by outstanding Awards under the Plan, and (iii) the Maximum Annual Participant Award, provided such adjustments do not cause an Award to be treated as deferred compensation that is subject to Code Section 409A. The Committee may also make adjustments described in the previous sentence in the event of any distribution of assets to shareholders other than a normal cash dividend. In determining adjustments to be made under this Section 4, the Committee may take into account such factors as it deems appropriate, including the restrictions of applicable law and the potential tax consequences of an adjustment, and in light of such factors may make adjustments that are not uniform or proportionate among outstanding Awards. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution is other than a normal cash dividend, made by the Committee shall be final, binding and conclusive. The Committee in its discretion may provide holders of Restricted Stock or Restricted Stock Units a dividend equivalent right with respect to the Shares the Participant shall be entitled to receive or purchase. For purposes of this Section 4, conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”

     Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

5. Plan Administration.

          (a) Authority. The Plan shall be administered by the Committee. The Committee shall have full and exclusive power to administer the Plan on behalf of the Board, subject to such terms and conditions as the Committee may prescribe. Notwithstanding anything herein to the contrary, the Committee’s power to administer the Plan, and actions the Committee takes under the Plan, shall be consistent with the provisions set forth in the Committee’s charter, as such charter may be amended from time to time.

          (b) Powers of the Committee. Subject to the other provisions of this Plan, the Committee shall have the authority, in its discretion:

(i)	to grant Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, and SARs to Participants and to determine the terms and conditions of such Awards, including the determination of the Fair Market Value of the Shares and the exercise price (subject to Section 7(b)), and to modify or amend each Award, with the consent of the Participant when required;
(ii)	to determine the Participants to whom Awards, if any, will be granted hereunder, the timing of such Awards, and the number of Shares to be represented by each Award;
(iii)	to construe and interpret the Plan, the Awards granted hereunder, and any Award Agreement;
(iv)	to prescribe, amend, and rescind rules and regulations relating to the Plan, including the form of Award Agreement, and manner of acceptance of an Award, such as correcting a defect or supplying any omission, or reconciling any inconsistency so that the Plan or any Award Agreement complies with applicable law, regulations and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purposes of the Plan or any Award Agreement;

(v)	to establish performance criteria for Awards made pursuant to the Plan in accordance with a methodology established by the Committee, and to determine whether performance goals have been attained;
(vi)	to accelerate or defer (with the consent of the Participant) the exercise or vesting date of any Award that is an Option or SAR, provided any deferred date is not later than the original expiration date of such Option or SAR;
(vii)	to accelerate the vesting date of any Award that is Restricted Stock or Restricted Stock Units;
(viii)	to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Committee;
(ix)	to establish subplans, procedures or guidelines for the grant of Awards to Employees, Directors and Consultants;
(x)	to authorize the cancellation, forfeiture or suspension of an Award; and
(xi)	to make all other determinations deemed necessary or advisable for the administration of the Plan;

          Provided that, no consent of a Participant is necessary under clauses (i) or (vi) if a modification, amendment, acceleration, or deferral, in the reasonable judgment of the Committee confers a benefit on the Participant or is made pursuant to an adjustment in accordance with Section 4.

          (c) Effect of Committee’s Decision. All decisions, determinations, and interpretations of the Committee shall be final, conclusive and binding on all Participants, the Company, any shareholder and all other persons.

          (d) Delegation and Administration. Consistent with the Committee’s charter, as such charter may be amended from time to time, the Committee may delegate to one or more subcommittees consisting of members of the Committee or other Directors who are Independent Directors (any such committee a “Subcommittee”) the administration of the Plan, and such administrator(s) may have the authority to directly, or under their supervision, execute and distribute agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of Shares upon the exercise, vesting and/or settlement of an Award, to interpret the terms of Awards and to take such other actions as the Committee may specify. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee.

     6. General Eligibility.

          (a) Awards. Awards may be granted to Participants who are Employees, Directors or Consultants, provided however that Incentive Stock Options may only be granted to Employees.

          (b) Maximum Annual Participant Award. The aggregate number of Shares with respect to which an Award or Awards may be granted to any one Participant in any one taxable year of the Company (the “Maximum Annual Participant Award”) shall not exceed 1 million shares of Common Stock (adjusted, proportionately, in the event of any stock split or stock dividend with respect to the Shares). If an Option is in tandem with a SAR, such that the exercise of the Option or SAR with respect to a Share cancels the tandem SAR or Option right, respectively, with respect to each Share, the tandem Option and SAR rights with respect to each Share shall be counted as covering but one Share for purposes of the Maximum Annual Participant Award.

          (c) No Employment/Service Rights. Nothing in the Plan shall confer upon any Participant the right to an Award or to continue in service as an Employee or Consultant for any period of specific duration, or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining such person), or of any Participant, which rights are hereby expressly reserved by each, to terminate such person’s services at any time for any reason, with or without cause (as such term is defined in a Company subplan or an Award Agreement, as applicable).

     7. Grant, Terms and Conditions of Options.

          (a) Designation. Each Option shall be designated in an Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding the foregoing, if an Option is not designated as an Incentive Stock Option, such Option will be deemed to be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined at the time of grant) of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Employee during any calendar year exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. For this purpose, Options shall be taken into account in the order in which they were granted.

          (b) Option Price. The per Share exercise price under an Incentive Stock Option (i) granted to a Ten Percent Shareholder, shall be no less than 110% of the Fair Market Value per Share on the date of grant, or (ii) granted to any other Participant, shall be no less than 100% of the Fair Market Value per Share on the date of grant. The per Share exercise price under a Nonqualified Stock Option or SAR shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In no event shall the Board or the Committee be permitted to Reprice an Option after the date of grant. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

          (c) Term of Options. The term of each Incentive Stock Option shall be no more than ten (10) years from the date of grant. However, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the term of the Option shall be no more than five (5) years from the date of grant. The term of all Nonqualified Options shall be seven (7) years unless otherwise provided by the Committee in its discretion.

          (d) Vesting. To the extent Options vest and become exercisable in increments, unless otherwise provided in the applicable Award Agreement or any severance agreement (i) such Options shall cease to vest upon the earlier of a Participant’s Disability or termination of such Participant’s Continuous Status as a Participant (other than upon a Participant’s death), and (ii) such Options shall immediately vest in full upon a Participant’s death.

          (e) Substitution of SARs for Options. Notwithstanding the foregoing, if the Company is required to or elects to expense the cost of Options pursuant to FAS 123 (or a successor or other standard), the Committee shall have the sole discretion to substitute without receiving Participants’ permission, SARs paid only in stock for outstanding Options; provided, the terms of the substituted stock SARs are the same as the terms of the Options, the number of shares underlying the number of stock SARs equals the number of shares underlying the Options and the difference between the Fair Market Value of the underlying Shares and the grant price of the SARs is equivalent to the difference between the Fair Market Value of the underlying Shares and the exercise price of the Options.

          (f) Exercise. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee at the time of grant, and as shall be permissible under the terms of the Plan. No fractional Shares may be issued or delivered pursuant to the Plan or any Award.

     8. Grant, Terms and Conditions of Stock Awards.

          (a) Designation. Restricted Stock or Restricted Stock Units may be granted under the Plan. Restricted Stock or Restricted Stock Units may include a dividend equivalent right, as permitted by Section 4. After the Committee determines that it will offer Restricted Stock or Restricted Stock Units, it will advise the Participant in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions, including vesting, if any, related to the offer, including the number of Shares that the Participant shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Participant must accept the offer. The offer shall be accepted by execution of an Award Agreement or as otherwise directed by the Committee. Restricted Stock Units may be paid as permitted by Section 10(b). The term of each award of Restricted Stock or Restricted Stock Units shall be at the discretion of the Committee.

          (b) Restrictions. Subject to Section 8(c), the Committee may impose such conditions or restrictions on the Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may determine advisable, including the achievement of specific performance goals, time based restrictions on vesting, or others. If the Committee established performance goals, the Committee shall determine whether a Participant has satisfied the performance goals.

          (c) Performance Criteria. Restricted Stock and Restricted Stock Units granted pursuant to the Plan that are intended to qualify as “performance based compensation” under Section 162(m) of the Code shall be subject to the attainment of performance goals relating to the Performance Criteria selected by the Committee and specified at the time such Restricted Stock and Restricted Stock Units are granted. For purposes of this Plan, “Performance Criteria” means one or more of the following (as selected by the Committee): (i) cash flow; (ii) earnings per share; (iii) earnings before interest, taxes, and amortization; (iv) return on equity; (v) total shareholder return; (vi) share price performance; (vii) return on capital; (viii) return on assets or net assets; (ix) revenue; (x) revenue growth; (xi) earnings growth; (xii) operating income; (xiii) operating profit; (xiv) profit margin; (xv) return on operating revenue; (xvi) return on invested capital; (xvii) market price; (xviii) brand recognition; (xix) customer satisfaction; (xx) operating efficiency; or (xxi) productivity. Any of these Performance Criteria may be used to measure the performance of the Company as a whole or any business unit or division of the Company.

          (d) Vesting. Unless the Committee determines otherwise, the Award Agreement shall provide for the forfeiture of the non-vested Shares underlying Restricted Stock or the termination of Restricted Stock Units upon cessation of a Participant’s Continuous Status as a Participant, and the Shares underlying Restricted Stock and Restricted Stock Units shall vest in full immediately upon death. To the extent that the Participant purchased the Shares granted under any such Restricted Stock award and any such Shares remain non-vested at the time of cessation of a Participant’s Continuous Status as a Participant, the cessation of Participant’s Continuous Status as a Participant shall cause an immediate sale of such non-vested Shares to the Company at the original price per Share paid by the Participant. Non-vested Shares underlying Restricted Stock and Restricted Stock Units shall vest in full immediately upon death.

     9. Grant, Terms and Conditions of SARs.

          (a) Grants. The Committee shall have the full power and authority, exercisable in its sole discretion, to grant SARs to selected Participants. The Committee is authorized to grant both tandem stock appreciation rights consisting of SARs with underlying Options (“Tandem SARs”) and stand-alone stock appreciation rights consisting of SARs not tied to underlying Options (“Stand-Alone SARs”). The term of a SAR shall be at the discretion of the Committee. In no event shall the Board or the Committee be permitted to Reprice a SAR after the date of grant without shareholder approval.

          (b) Tandem SARs.

               (i) Participants may be granted a Tandem SAR, exercisable upon such terms and conditions as the Committee shall establish, to elect between the exercise of the underlying Option for Shares or the surrender of the Option in exchange for a distribution from the Company in an amount equal to the excess of (A) the Fair Market Value (on the Option surrender date) of the number of Shares in which the Participant is at the time vested under the surrendered Option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such vested Shares.

               (ii) No such Option surrender shall be effective unless it is approved by the Committee, either at the time of the actual Option surrender or at any earlier time. If the surrender is so approved, then the distributions to which the Participant shall become entitled under this Section 9(b) may be made in Shares valued at Fair Market Value (on the Option surrender date), in cash, or partly in Shares and partly in cash, as the Committee shall deem appropriate.

               (iii) If the surrender of an Option is not approved by the Committee, then the Participant shall retain whatever rights he or she had under the surrendered Option (or surrendered portion thereof) on the Option surrender date and may exercise such rights at any time prior to the later of (A) five (5) business days after the receipt of the rejection notice or (B) the last day on which the Option is otherwise exercisable in accordance with the terms of the instrument evidencing such Option, but in no event may such rights be exercised more than ten (10) years after the date of the Option grant.

          (c) Stand-Alone SARs.

               (i) A Participant may be granted a Stand-Alone SAR not tied to any underlying Option under Section 7 of the Plan. The Stand-Alone SAR shall cover a specified number of Shares and shall be exercisable upon such terms and conditions as the Committee shall establish. Upon exercise of the Stand-Alone SAR, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (A) the aggregate Fair Market Value (on the exercise date) of the Shares underlying the exercised right over (B) the aggregate base price in effect for those Shares.

               (ii) The number of Shares underlying each Stand-Alone SAR and the base price in effect for those Shares shall be determined by the Committee at the time the Stand-Alone SAR is granted. In no event, however, may the base price per Share be less than the Fair Market Value per underlying Share on the grant date.

               (iii) The distribution with respect to an exercised Stand-Alone SAR may be made in Shares valued at Fair Market Value on the exercise date, in cash, or partly in Shares and partly in cash, as the Committee shall deem appropriate.

          (d) Vesting. To the extent SARs vest and become exercisable in increments, unless otherwise provided in the applicable Award Agreement or any severance agreement (i) such SARs shall cease to vest upon the earlier of a Participant’s Disability or termination of such Participant’s Continuous Status as a Participant (other than upon a Participant’s death), and (ii) such SARs shall immediately vest in full upon a Participant’s death.

     10. Procedure for Exercise; Payments under Awards; Rights as a Shareholder.

          (a) Procedure. An Award shall be exercised when written, electronic or verbal notice of exercise has been given to the Company, or the brokerage firm or firms approved by the Company to facilitate exercises and sales under this Plan, in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company or the brokerage firm or firms, as applicable. The notification to the brokerage firm shall be made in accordance with procedures of such brokerage firm approved by the Company. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under the terms of this Plan. The Company shall issue (or cause to be issued) such share certificate promptly after the exercise of the Award or, in the case of Restricted Stock Units, after the Participant has vested in such Restricted Stock Units and otherwise become entitled to Shares in connection with such Restricted Stock Units. In the event that the exercise of an Award is treated in part as the exercise of an Incentive Stock Option and in part as the exercise of a Nonqualified Stock Option pursuant to Section 7(a), the Company shall issue a share certificate evidencing the Shares treated as acquired upon the exercise of an Incentive Stock Option and a separate share certificate evidencing the Shares treated as acquired upon the exercise of a Nonqualified Stock Option, and shall identify each such certificate accordingly in its share transfer records. No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in Section 4 of the Plan. In no event shall cash be paid or Shares issued to a Participant with respect to an Award of the Participant later than March 15 of the calendar year immediately following the calendar year in which the Participant became vested in and otherwise entitled to such cash or Shares.

          (b) Method of Payment. The consideration to be paid for any Shares to be issued upon exercise or other required settlement of an Award, including a method of payment, shall be determined by the Committee at the time of settlement, and which forms may include: (i) check; (ii) wire transfer; (iii) tender of shares of Common Stock owned by the Participant in accordance with rules established by the Committee from time to time; and (iv) a request that the Company or a designated brokerage firm conduct a cashless exercise of the Option. Shares used to pay the Option Price shall be valued at their Fair Market Value on the exercise date. Payment of the aggregate Option Price by means of tendering previously-owned shares of Common Stock shall not be permitted when the same may, in the reasonable opinion of the Company, cause the Company to record a loss or expense as a result thereof.

          (c) Withholding Obligations. To the extent required by applicable federal, state, local or foreign law, the Committee may and/or a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any Incentive Stock Option, Nonqualified Stock Option, SAR, Restricted Stock or Restricted Stock Units, or any sale of Shares. The Company shall not be required to issue Shares or to recognize the disposition of such Shares until such obligations are satisfied. These obligations may be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued to a Participant under such Award (provided, however, that no Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law) or by tendering Shares previously acquired by the Participant in accordance with rules established by the Committee from time to time.

          (d) Shareholder Rights. Except as otherwise provided in this Plan, until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the share certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to the Award, notwithstanding the exercise of the Award.

          (e) Non-Transferability of Awards. An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in exchange for consideration, and may not be transferred other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant; unless the Committee permits further transferability, on a general or specific basis, in which case the Committee may impose conditions and limitations on any permitted transferability.

     11. Expiration of Awards.

          (a) Expiration, Termination or Forfeiture of Awards. Unless otherwise provided in the applicable Award Agreement or any severance agreement, vested Awards granted under this Plan shall expire, terminate, or otherwise be forfeited as follows:

               (i) ninety (90) days after the date of termination of a Participant’s Continuous Status as a Participant other than in circumstances covered by (ii), (iii), (iv) or (v) below;

               (ii) immediately upon termination of a Participant’s Continuous Status as a Participant for cause (as defined in a Company subplan or Award Agreement, as applicable);

               (iii) twelve (12) months after the date on which a Participant ceased performing services as a result of his or her Disability; and

               (iv) twelve (12) months after the date of the death of a Participant who was a Participant whose Continuous Status as a Participant terminated as a result of his or her death.

          (b) Extension of Term. Notwithstanding subsection (a) above, the Committee shall have the authority to extend the expiration date of any outstanding Options or SARs other than an Incentive Stock Option in circumstances in which it deems such action to be appropriate (provided that no such extension shall extend the term of an Option or SAR beyond the date on which the Award would have expired or been forfeited if there had been no termination of the Employee’s Continuous Status as a Participant).

     12. Term, Amendment and Termination of the Plan.

          (a) Term of Plan. The Plan shall become effective as of the Effective Date. It shall continue in effect until the tenth anniversary of the Effective Date or until terminated under this Section 12 of the Plan or extended by an amendment approved by the shareholders of the Company pursuant to Section 12(a).

          (b) Amendment and Termination. The Board or the Committee may amend or terminate the Plan from time to time in such respects as the Board may deem advisable (including, but not limited to amendments which the Board deems appropriate to enhance the Company’s ability to claim deductions related to stock option exercises); provided that to the extent required by the Code or the rules of the NYSE or the SEC, shareholder approval shall be required for any amendment of the Plan. Subject to the foregoing, it is specifically intended that the Board or Committee may amend the Plan without shareholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purpose of the Plan or any Award Agreement.

          (c) Participants in Foreign Countries. The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

          (d) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Awards already granted and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company.

     13. Shareholder Approval. The Plan, and any material amendment to the Plan, is subject to approval by the shareholders of the Company in accordance with applicable NYSE rules.

TRUEBLUE, INC. C/O COMPUTERSHARE 350 INDIANA STREET SUITE 750 GOLDEN, CO 80401
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M22082-P90432	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

TRUEBLUE, INC.
A	Election of Directors
1.	The Board of Directors recommends a vote FOR the listed nominees.

	Nominees:		For	Against	Abstain

	1a.	Steven C. Cooper	☐	☐	☐

	1b.	Thomas E. McChesney	☐	☐	☐

	1c.	Gates McKibbin	☐	☐	☐

	1d.	Joseph P. Sambataro, Jr.	☐	☐	☐

	1e.	Bonnie W. Soodik	☐	☐	☐

	1f.	William W. Steele	☐	☐	☐

	1g.	Robert J. Sullivan	☐	☐	☐

	1h.	Craig E. Tall	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

B	Issues
The Board of Directors recommends a vote FOR the following proposals.		For	Against	Abstain

2.	Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010.	☐	☐	☐

3.	Approval of the Company's 2010 Employee Stock Purchase Plan.	☐	☐	☐

4.	Approval of amendments to the Company's 2005 Long-Term Equity Incentive Plan.	☐	☐	☐

5.	As may be recommended by the Board of Directors, the Proxies are authorized to vote upon such other business as may properly come before the meeting.	☐	☐	☐

C	Authorized Signatures - Sign Below- This section must be completed for your instructions to be executed.
NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M22083-P90432
Proxy - TRUEBLUE, INC.

FOR ANNUAL MEETING OF THE SHAREHOLDERS

This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Joseph P. Sambataro, Jr. and James E. Defebaugh (collectively, the "Proxies"), and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of the Company to be held at 10:00 a.m. (Pacific Daylight Time) on Wednesday, May 12, 2010, at 1015 A Street, Tacoma, Washington, and at any adjournment thereof.

     If no direction is made, this proxy will be voted FOR PROPOSAL 1 (the election of directors nominated by the Board of Directors), FOR PROPOSAL 2 (ratification of selection of independent registered public accounting firm), FOR PROPOSAL 3 (adoption of the 2010 Employee Stock Purchase Plan), FOR PROPOSAL 4 (approval of amendments to the 2005 Long-Term Equity Incentive Plan) and, with respect to any other business that may come before the meeting, as recommended by the Board of Directors.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY.